EXHIBIT 4.2


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                             PHASE V LEASE AGREEMENT

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DATE:                      MARCH 27, 2001

LANDLORD:                  MITEL RESEARCH PARK CORPORATION

TENANT:                    MITEL CORPORATION

PREMISES:                  PHASE V, 400 MARCH ROAD, OTTAWA, ONTARIO

                                      INDEX

ARTICLE 1 DEFINITIONS.............................................................................................1

ARTICLE 2 DEMISE, DELIVERY AND SURRENDER..........................................................................7
     2.1          Demise and Leased Premises......................................................................7
     2.2          Shared Areas and Facilities.....................................................................7
     2.3          Examination of Leased Premises..................................................................7
     2.4          Measurement of the Leased Premises..............................................................8
     2.5          Installation and Removal of Trade Fixtures......................................................8
     2.6          Overholding by Tenant...........................................................................9

ARTICLE 3 RENTAL .................................................................................................9
     3.1          Basic Rent......................................................................................9
     3.2          Payment of Additional Rent for Complex Operating Costs..........................................9
     3.3          Annual Estimation of the Complex Operating Costs...............................................10
     3.4          Annual Adjustment of Basic Rent Based Upon the Actual Complex Operating Costs..................10
     3.5          Rent Covenant..................................................................................10
     3.6          Waiver of Set-Off..............................................................................11
     3.7          Interest on Overdue Rent.......................................................................11
     3.8          Net Lease......................................................................................11

ARTICLE 4 OTHER AMOUNTS TO BE PAID BY TENANT.....................................................................11
     4.1          Business Taxes, GST and Other Taxes............................................................11
     4.2          Third Party Services...........................................................................11
     4.3          Additional Services of the Landlord............................................................12
     4.4          Upgrading Building Systems.....................................................................12
     4.5          Leased Premises Heating, Ventilating and Air Conditioning Systems..............................12

ARTICLE 5 OPERATION OF COMPLEX...................................................................................12
     5.1          Utility Services...............................................................................12
     5.2          Taxes..........................................................................................13
     5.3          Building and Pedestal Signage..................................................................13

ARTICLE 6 INSURANCE AND INDEMNITY................................................................................13
     6.1          Landlord's Insurance...........................................................................13
     6.2          Tenant's Insurance.............................................................................14
     6.3          Premium Increases and Cancellation.............................................................15
     6.4          Compliance with Landlord's Insurance Requirements..............................................16
     6.5          Limitation of Landlord's Liability.............................................................16
     6.6          Indemnity by Tenant............................................................................17
     6.7          Limitation of Tenant's Liability...............................................................17

ARTICLE 7 REPAIRS AND ALTERATIONS................................................................................17
     7.1          Tenant's Repairs...............................................................................17
     7.2          Tenant to Notify of Defects....................................................................18
     7.3          Tenant Work....................................................................................18
     7.4          Construction or Mechanic's Lien................................................................19
     7.5          No Interference with Tenant's Operations.......................................................20
     7.6          Installation of Meters.........................................................................20
     7.7          Repair Where Tenant at Fault...................................................................20
     7.8          Repairs by Landlord............................................................................20
     7.9          Door Locks.....................................................................................21

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
ARTICLE 8 DAMAGE OR DESTRUCTION..................................................................................21
     8.1          Right to Terminate.............................................................................21
     8.2          Repair and Rebuilding..........................................................................21
     8.3          Abatement of Rent..............................................................................22
     8.4          Certificate of Architect Binding...............................................................22

ARTICLE 9 LANDLORD'S COVENANTS...................................................................................22
     9.1          Landlord's Covenant for Quiet Enjoyment........................................................22

ARTICLE 10 TITLE OF COMPLEX......................................................................................22
     10.1         Subordination..................................................................................22
     10.2         Attornment.....................................................................................23
     10.3         Status of Lease Statement......................................................................23
     10.4         Registration of Lease Prohibited...............................................................23

ARTICLE 11 USE OF LEASED PREMISES................................................................................23
     11.1         Type of Business Permitted.....................................................................23
     11.2         Compliance With Applicable Laws and Government Requirements....................................23
     11.3         Waste/Nuisance.................................................................................24
     11.4         Rules and Regulations..........................................................................24
     11.5         Environment....................................................................................24

ARTICLE 12 ASSIGNMENT AND SUB-LETTING............................................................................25
     12.1         Assignment by Landlord.........................................................................25
     12.2         Assignment and Subletting by Tenant............................................................25
     12.3         Request to Assign..............................................................................26
     12.4         Assignment Agreement...........................................................................26
     12.5         Changes in Corporate Control...................................................................27

ARTICLE 13 DEFAULT OF TENANT.....................................................................................27
     13.1         Landlord's Right of Re-Entry...................................................................27
     13.2         Bankruptcy of Tenant and Other Events of Default...............................................27
     13.3         Excuse of Performance..........................................................................28
     13.4         Cross - Default................................................................................28

ARTICLE 14 LANDLORD'S RIGHT OF ACCESS............................................................................28
     14.1         Right of Access and Method of Re-Entry.........................................................28
     14.2         Building Systems...............................................................................29
     14.3         Obligations of Tenant and Landlord.............................................................29

ARTICLE 15 SHARED AREAS AND FACILITIES...........................................................................29
     15.1         Non-Exclusive Right to Use Shared Areas and Facilities.........................................29
     15.2         Alterations to Shared Areas and Facilities.....................................................30

ARTICLE 16 INTERPRETATION AND MISCELLANEOUS......................................................................30
     16.1         No Partnership.................................................................................30
     16.2         Agency.........................................................................................30
     16.3         Lease is Entire Agreement......................................................................30
     16.4         Joint and Several Liability....................................................................30
     16.5         Governing Law..................................................................................31
     16.6         Interpretation.................................................................................31
     16.7         Successors and Assigns.........................................................................31
     16.8         Reasonableness.................................................................................31
     16.9         Counterparts and Facsimile.....................................................................31

ARTICLE 17 SPECIAL PROVISIONS....................................................................................32
     17.1         Exercise of Rights by Landlord.................................................................32
     17.2         Parking........................................................................................32
     17.3         Security.......................................................................................32
     17.4         Cleaning/Janitorial Services/Garbage Removal...................................................32
     17.5         Emergency Response Team........................................................................32

ARTICLE 18 CONSTRUCTION..........................................................................................32
     18.1         Construction Obligations of the Tenant.........................................................32

ARTICLE 19 IMPROVEMENT ALLOWANCE.................................................................................35
     19.1         Improvement Allowance..........................................................................35
     19.2         Option to Purchase.............................................................................36

SCHEDULE "A-1" LEGAL DESCRIPTION OF THE LAND.....................................................................40

SCHEDULE "A-2" LEGAL DESCRIPTION OF THE PHASE V LANDS............................................................43

SCHEDULE "B-1" SITE PLAN SHOWING THE LANDS.......................................................................44

SCHEDULE "B-2" SITE PLAN SHOWING THE PHASE V LANDS...............................................................45

SCHEDULE "C" LEASED PREMISES SHOWN IN HEAVY BLACK OUTLINE........................................................46

SCHEDULE "D" RULES AND REGULATIONS...............................................................................47

SCHEDULE "E" METHODOLOGY TO DETERMINE ADJUSTMENTS TO THE BASIC RENT RATE.........................................50

SCHEDULE "F" CONSENT BY LANDLORD TO SUBLEASE.....................................................................51

SCHEDULE "G" TENANT SIGNAGE......................................................................................54

Form 6...........................................................................................................55

ACKNOWLEDGEMENT OF RENT COMMENCEMENT DATE AND BASIC RENT PAYABLE.................................................56

         THIS LEASE made the 27th day of March, 2001

BETWEEN:

                         MITEL RESEARCH PARK CORPORATION
                      (hereinafter called the " Landlord ")

AND:

                                MITEL CORPORATION
                        (hereinafter called the "Tenant")

WHEREAS:

A. The parties have entered into an Acquisition Agreement which contemplates this Lease.

      NOW THEREFORE this indenture witnesses that for good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, the parties covenant and agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

1.1   In this Lease,

"Accounting Period" means the twelve (12) month accounting period adopted by the Landlord from time to time for the Complex which is as of the date of this Lease based on a calendar year.

"Acquisition Agreement" means the Acquisition Agreement between the Tenant, 3755461 Canada Inc. and Dr. Terence H. Matthews made as of January 2, 2001.

"Additional Rent" means all amounts payable by the Tenant under this Lease other than Basic Rent, whether or not characterised as rent under this Lease.

"Amortization" means, for each Accounting Period, the annual amortization of the Landlord's capitalized cost of replacements and repairs to the Complex (in each case over such asset, repair or replacement's (as the case may be) useful life) which are not expensed during such Accounting Period in accordance generally accepted accounting principles, together with simple interest on the unamortized portion of such costs, such interest to be calculated each month at a rate consistent with the Landlord's standard amortization practices.

"Applicable Laws" means all statutes, laws, by-laws, regulations, ordinances and requirements having the force of law of governmental or other public authorities having jurisdiction over the Complex, and all amendments thereto at any time and from time to time in force which are applicable in the circumstances.

"Architect" means an independent, duly qualified architect named by the Landlord from time to time under the provisions of this Lease.

"Area of the Leased Premises" means the rentable area of the Leased Premises measured in accordance with the BOMA Standard of Measurement (ANSI Z65.1 -
1996).

"Basic Rent" means for each Accounting Period during the Term, the sum total of the Rental Rate multiplied by the Area of the Leased Premises.

"Business" shall have the same meaning as in the Acquisition Agreement but restricted to the activities carried on, in or about the Complex;

"Commencement Date" means March 27, 2001.

"Common Facilities" means those parts of the Complex together with all facilities from time to time provided by the Landlord near the Complex to serve the occupants of the Complex, including as applicable, without limitation, the Shared Areas and Facilities, exterior weather walls and facade, roofs, exterior and interior structural elements and bearing walls of the Complex, music and public address systems, first aid stations, property management offices related to the Complex, fire prevention and fire detection systems, plumbing, heating, ventilation, humidification, air-conditioning and drainage equipment and installations, fountains, furniture, furnishings, directory boards, general signs including pylon signs, maintenance equipment, service, janitorial and mechanical rooms, transformer vaults, electrical distribution rooms and water meter rooms.

"Completion" or "Completed" means when the construction of the Phase V Work has been completed, as such term is defined in the Construction Lien Act, as amended.

"Complex" means the Lands, the integrated buildings and improvements erected thereon and the Common Facilities, as may be varied from time to time, located at municipal address 340, 350 and 360 Leggett Drive, and 400 March Road, are being in the City of Ottawa (formerly Kanata), Ontario.

"Complex Operating Costs" means, for each Accounting Period, the total cost to the Landlord, calculated in accordance with generally accepted accounting principles for operating and insuring the Complex, and maintaining , repairing, replacing, refurbishing and furnishing the Common Facilities for such Accounting Period, including the Amortization of costs and expenses of a capital nature, costs of electricity, fuel, gas, steam, water, sewage, and other utility costs and consumptions for the Complex, but excluding all costs with respect to Leasable Areas of the Complex of a character for which the Tenant is billed directly for the Leased Premises (such as, by way of example, but without limiting the generality of the foregoing, costs charged directly to the Tenant (rather than being included in Complex Operating Costs and payable as Basic
Rent) pursuant to sections 4.3 (Additional Services of the Landlord), 4.4 (Upgrading Building Systems), 5.1 (Utility Services) and 6.3 (Premium Increases and Cancellation). Complex Operating Costs shall include, without duplication or limitation, the Landlord's costs for Taxes assessed against the Complex and contract administration costs incurred in connection with the Complex, building management fees or an administrative fee (not exceeding the going rate charged by trust companies or first class building management companies for building management in the City of Ottawa for similar buildings); the cost of service contracts with independent contractors and the Landlord's costs for cleaning, painting, controlling pests,


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

supervising, policing, gardening, landscaping, striping, snow removal, electricity, water, heating, ventilation, humidification, air conditioning, materials, supplies, equipment rental, wages, salaries and benefits paid and provided for employees to the extent they are directly involved with the maintenance, operation and repair of the Common Facilities, maintenance, repairs, replacements, and all other expenditures of a nature required to be made by a prudent owner. Complex Operating Costs shall exclude fees, costs or commissions incurred in leasing the Complex and the cost of installing, operating and maintaining any specialty service for which the Tenant does not enjoy equal benefit with the other occupants of the Complex, such as by way of example, a daycare, athletic or recreation club.

"Date of Substantial Completion" means the date when the Leased Premises have been Substantially Completed as evidenced by the Tenant's Architect delivering to the Landlord a certificate of the Tenant's Architect certifying same or as determined by arbitration.

"Environment" means all, or any part, of the air, water and soils in or on the Complex. "Environmental Law" has the meaning set out in the Acquisition Agreement.

"Environmental Losses" means all fines, penalties, costs, losses, damages, expenses or liabilities (including reasonable legal and other professional expenses) resulting from any failure to comply with any Environmental Law.

"Expiry Date" means the last day of the Term.

"Gross Building Area" means the aggregate area of all floors of all buildings in the Complex (excluding for this purpose the building on the Phase V Lands until the Rent Commencement Date) as measured by the Landlord using its standard measurement methodology, which area is as at the Commencement Date, comprised of approximately 624,035 square feet, subject to adjustment based on increases or decreases in the areas of the buildings comprising the Complex.

"Hazardous Substance" means any material or substance that may impair the quality of the Environment and as to which liabilities or standards of conduct are imposed pursuant to Environmental Laws, including any material or substance that is deemed pursuant to any Environmental Law to be "hazardous", "toxic", "deleterious", "caustic", "dangerous", a "contaminant", a "pollutant", "dangerous", "toxic", a "hazardous waste", or a "source of contamination".

"Lands" means the lands more particularly described in Schedule "A-1" and shown in heavy black outline on Schedule "B-1", together with any additions thereto or subtractions therefrom as may be designated from time to time by the Landlord in its sole discretion for use in connection with the Complex. If at any time during the Term, the Landlord sells, transfers or otherwise assigns its interest in the Phase V Lands, or if the Mortgagee enforces its Mortgage and forecloses the Landlord's interest in the Phase V Lands or sells, transfers or otherwise assigns its interest in the Phase V Lands, "Lands" as defined herein shall thereafter be deemed to be limited to the Phase V Lands, to the exclusion of all other lands.

"Landlord" means Mitel Research Park Corporation and its respective successors and assigns.

"Landlord's Address" means 555 Leggett Drive, Tower B, Suite 530, Ottawa, Ontario, Canada, K2K 2Y3, to the attention of: Treasurer.

"Lease" means this lease as from time to time amended in writing and includes all schedules hereto.

"Leasable Areas of the Complex" means that part of the Complex not forming part of the Common Facilities.

"Leasehold Improvements" means all improvements, installations, alterations and additions made from time to time from and after the Rent Commencement Date to the Leased Premises, including without limitation, all fixed partitions, light fixtures, and all items which cannot be removed without material damage to the Leased Premises, and including trade fixtures installed by or for the benefit of the Tenant.

"Leased Premises" means those premises forming part of the Complex, which premises are shown in heavy black outline on Schedule "C" hereto.

"Methodology" means the agreed methodology for adjusting the Basic Rent, a copy of which methodology is attached as Schedule "E".

"Mortgage" means any mortgage, hypothec, charge (including a deed of trust and mortgage securing bonds and all indentures supplemental thereto), lien (resulting from any other method of financing or refinancing), or blanket mortgage (affecting the Complex as well as other property) now or hereafter secured upon the Lands and the Complex or any part thereof and includes all renewals, modifications, consolidations, replacements and extensions thereof.

"Mortgagee" means the holder of any Mortgage.

"Notice" means any notice, statement or request herein required or permitted to be given by either party to the other pursuant to this Lease and shall be in writing and, if to the Landlord, addressed to the Landlord at the Landlord's Address and, if to the Tenant, addressed to the Tenant at the Tenant's Address. Each notice shall be either hand delivered, sent by confirmed facsimile transmission, or mailed by registered post (return receipt requested) and the date of receipt of such notice shall be deemed to be the date of such hand delivery, the next business day if sent by confirmed facsimile transmission or the day of return receipt.

"Option" shall have the meaning described to this term in section 19.2 of this Lease.

"Permitted Use" means the use of the Leased Premises, only for the purposes of offices and related uses to carry on the Business in substantially the same manner as that carried on by the Tenant immediately prior to the Commencement Date.

"Phase V Mortgage Financing" means the mortgage financing of the Phase V Lands to be on terms no less favourable to the Landlord as would prevail in an arm's length mortgage transaction.

"Phase V Lands" means the Lands more particularly described in Schedule "A-2" and shown in heavy outline on Schedule "B-2" together with any additions thereto or subtractions therefrom as may be designated from time to time by the Landlord in its sole discretion for use in connection with the Leased Premises.

"Phase V Work" shall have the meaning ascribed to this term in section 18.1 of this Lease.

"Plans and Specifications" means the plans and specifications in existence as of the date of the Acquisition Agreement as disclosed to the Landlord, amended as is necessary for the Phase V Lands to be serviced as a stand-alone site, including without limitation, the separate provision of water, sewer, electricity, gas (if applicable) and all other utilities, and as further amended from time to time by written amendment approved in writing by both the Landlord and the Tenant.

"Rent" means Basic Rent and Additional Rent.

"Rent Commencement Date" means the earlier of: (i) September 27, 2002; or (ii) the Date of Substantial Completion of the Leased Premises.

"Rental Rate" means, Fifteen Dollars ($15) per square foot per year subject to adjustment in accordance with section 3.1.

"Rules and Regulations" means those rules and regulations  stipulated in Section
11.4 hereof and any further reasonable rules and regulations of which the Tenant receives written notification from the Landlord which the Landlord acting reasonably may from time to time stipulate for the proper operation of the Complex, and all such further rules and regulations shall be read as forming part of this Lease as if the same were embodied herein.

"Shared Areas and Facilities" means those parts of the Common Facilities which are provided by the Landlord for the common use and enjoyment or benefit of the Tenant, the Landlord and other occupants of the Complex, and their respective employees, contractors, agents and invitees including, without limitation, any fitness facility, cafeteria, recreational areas, landscaped areas, parking areas, public transit shelters, roadways, driveways, walkways, sidewalks, skywalks, tunnels, lobbies, entrances, exits, common corridors, halls, stairways and passageways, public lavatories, truck courts, truck docks, common loading areas and elevators, and shall be deemed to include any pedestrian walkways, parks or other facilities located on the Lands.

"Site Plan" means the site plan drawings (i) identified as L1 and L2 as of January 10, 2001, (ii) identified as C1, C2 and C3 as of January 10, 2001, (iii) identified as A051 as of January 18, 2001, and (iv) identified as A201 as of January 8, 2001, in each case amended as is necessary for the Phase V Lands to be serviced as a stand-alone site, including without limitation, the separate provision of water, sewer, electricity, gas (if applicable) and all other utilities, and as may be further amended from time to time by written amendment approved in writing by both the Landlord and the Tenant. Copies of the above described drawings (L1, L2, Cl, C2, C3, A051 and A201) together with all existing amendments thereto shall be delivered by the Tenant to the Landlord by April 3, 2001, it being agreed and understood that all such existing amendments shall be subject to the Landlord's approval as described in subsection 18.1(a).

"Stipulated Rate of Interest" means the standard rate of interest charged or imputed by the Landlord, acting reasonably, in respect of the operation of the Complex, as adjusted from time to time.

"Substantial Completion" or "Substantially Complete" means when the construction of Phase V Work has been substantially performed, as such term as defined in the Construction Lien Act, as amended.

"Taxes" means, for each Accounting Period, the amount paid by the Landlord for all taxes, rates, duties and assessments whatsoever, whether municipal, provincial, parliamentary or otherwise, now charged or hereafter to be charged upon the Complex or upon the Landlord in respect thereof for such Accounting Period. The total of such costs to the Landlord shall include, without duplication or limitation, school taxes, municipal taxes and taxes for local improvements or works assessed against the Complex and any costs and fees reasonably incurred by the Landlord in reasonably contesting or negotiating with the public authorities as to the same. Taxes shall not include capital taxes or large corporations taxes or any other taxes based upon or computed with reference to the Landlord's paid-up capital or place of business, income taxes of the Landlord to the extent such income taxes are not levied in lieu of taxes, rates, duties and assessments against the Complex.

"Tenant" means Mitel Corporation and its successors and permitted assigns.

"Tenant's Address" means 400 March Road, Ottawa, Ontario, Canada, K2K 3H4 to the attention of (i) Manager of Facilities Engineering and Real Estate; and (ii) General Counsel.

"Tenant's Architect" means an independent, duly qualified architect named by the Tenant from time to time under the provisions of this Lease.

"Tenant's Share" means the share allocated or re-allocated by the Landlord to the Tenant pursuant to section 3.2, and with respect to those component costs of the Complex Operating Costs for which no such allocation or re-allocation is so made by the Landlord, a fraction which has as its numerator the Area of the Leased Premises and which has as its denominator the Gross Building Area.

"Term" means the period  commencing  on the  Commencement  Date and expiring ten
(10) years after the Rent Commencement Date.

"Termination Date" means, the last day of the Term or such earlier date as this Lease may be terminated pursuant to the provisions hereof.

"Unavoidable Delay" means any delay by a party in the performance of its obligations under this Lease caused in whole or in part by any acts of God, strikes, lockouts or other industrial disturbances, acts of the Queen's enemies, sabotage, war, blockades, insurrections, riots, epidemics, washouts, nuclear and radiation activity or fallout, arrests, restraints of rulers and people, civil disturbances, explosions, breakage of or accident to machinery, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission or event whether of the kind herein enumerated or otherwise not within the control of such party and which by the exercise of reasonable foresight of such party, could not have been prevented, but lack of funds on the part of such party shall not constitute an Unavoidable Delay. Notwithstanding the foregoing, in no event shall the Tenant be excused from the payment of Rent hereunder by reason of Unavoidable Delay.

                                   ARTICLE 2
                         DEMISE, DELIVERY AND SURRENDER

2.1   Demise and Leased Premises

In consideration of the covenants and agreements hereinafter set out, the Landlord hereby leases the Leased Premises to the Tenant, to have and to hold during the Term upon the conditions contained in this Lease. The Tenant covenants to pay Rent and to observe and perform all the covenants and provisos to be observed and performed by the Tenant pursuant to this Lease. The parties further acknowledge and agree that, in respect of certain areas comprising the Leased Premises, and in addition to the rights of access otherwise afforded to the Landlord under the provisions of this Lease, the Landlord reserves for its employees, agents and contractors, upon reasonable notice to the Tenant (except in the case of emergencies or urgent repairs and/or maintenance), a right of passage through, above and below the Leased Premises for people, equipment, machinery and apparatus for the purpose of allowing access to the Leased Premises to facilitate the Landlord's performance of its obligations pursuant to this Lease and to maintain, repair, clean, operate and respond to emergencies in the Complex. The Landlord shall undertake reasonable efforts to co-operate with any "Risk Work Plan" (as defined in section 14.2) process of the Tenant where such repairs and/or maintenance impact on the Tenant's operations.

2.2   Shared Areas and Facilities

Subject to section 17.2 and to the Landlord's security procedures and requirements with respect to the Complex, the Landlord hereby grants to the Tenant, its employees, contractors, agents, visitors and other persons transacting business with it, in common with the Landlord and other occupants of the Complex from time to time, the right to use the Shared Areas and Facilities for their intended purpose.

2.3   Examination of Leased Premises

The Tenant acknowledges having examined the Complex and the Leased Premises and accepts same in their present condition. The Landlord has commissioned a Phase II environmental site assessment in respect of the Complex for completion prior to the Commencement Date. The Tenant shall deliver to the party engaged to carry out such environmental assessment a copy of all other environmental reports in its possession relating to the Complex. The Landlord shall deliver to the Tenant prior to the Commencement Date a copy of such report, together with a reliance letter from the party preparing such reporting confirming that it may be relied upon by the Tenant.

The Tenant confirms that, save as disclosed in the Acquisition Agreement, it has not received notice of any non-compliance with any Applicable Laws, Environmental Law or the mandatory recommendations of Factory Mutual Global in relation to the Complex which have not or will not have been complied with prior to the Commencement Date.

The Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to any environmental matter or any alteration, remodelling or decoration of the Leased Premises or with respect to the installation of equipment or fixtures in the Leased Premises, except as expressly provided in this Lease.

2.4   Measurement of the Leased Premises.

Forthwith after the Date of Substantial Completion, the Landlord shall direct Fairhill Moffatt and Woodland Limited, Ontario Land Surveyors to measure the Area of the Leased Premises and to deliver to both the Landlord and the Tenant a certificate confirming the same, the cost of which shall be shared equally between the parties.

2.5   Installation and Removal of Trade Fixtures

The Tenant may, with the prior  approval of the Landlord,  which approval not to be unreasonably withheld or delayed, install trade fixtures, including Production Equipment, of a type usual for the Permitted Use, in good and sufficient manner but not so as to damage or impair the structure or the heating, ventilating, air-conditioning (if applicable), plumbing, electrical and mechanical systems of the Leased Premises or the Complex. The Landlord shall either give its approval or its reasons for denying the same within ten (10) business days of the Tenant's request for approval. Provided the Landlord has approved the installation of such trade fixtures, the Tenant shall arrange, coordinate and supervise the performance and completion of all such work in a diligent and good and workmanlike manner. The total cost of the work shall be paid by the Tenant. The Tenant shall also forthwith reimburse the Landlord for all costs, expenses and charges incurred by the Landlord with respect to such work, including without limitation, building system modification or enhancement costs or engineering review fees, if any.

On or before the Termination Date, the Tenant shall have the right, if not in default beyond the applicable cure period, to remove, and shall remove if required by the Landlord, all its trade fixtures, furniture and equipment, making good at the Tenant's expense any damage caused by such removal, and the Tenant shall vacate and surrender the Leased Premises to the Landlord in the condition required under Section 7.1. The Tenant further agrees that all Leasehold Improvements, whether by or for the benefit of the Tenant, shall immediately upon affixation or installation become the property of the Landlord and shall remain upon the Leased Premises, provided that at the end of the Term, if so directed by the Landlord, the Tenant shall remove such of the Leasehold Improvements as the Landlord shall have previously indicated require removal, and any change, alteration, major repair, addition or improvement to the Leasehold Improvements made without the consent of the Landlord being required, and such Production Equipment, trade fixtures and ancillary telephone, telegraphic, electric or other cabling or wiring installed in the Leased Premises without the consent of the Landlord being required, as the Landlord may, in its sole discretion, require (excluding, for the purpose of clarity, the demising walls and other separation, security measures and partitioning work carried out pursuant to section 2.4), and make good at the Tenant's expense any damage caused by such removal. The Landlord may also elect to require the Tenant to rebuild partitioning at the end of the Term in the Office Areas of the Leased Premises to a partitioned area to open area ratio of 30:70. All property of the Tenant remaining upon the Leased Premises after the termination of the tenancy shall be deemed to have been abandoned by the Tenant in favour of the Landlord and may be disposed of by the Landlord at its discretion without prejudice to the rights of the Landlord to claim damages from the Tenant for failure to remove the same. Nothing herein prohibits the Tenant from claiming the cost of Leasehold Improvements incurred by the Tenant as deductions for income tax purposes. For the purpose of clarity, the Tenant acknowledges that in respect of the removal of certain of its trade fixtures and Production Equipment, it shall be required to repair as set out in Schedule "E".

2.6   Overholding by Tenant

If the Tenant remains in possession of the Leased Premises subsequent to the end of the Term without the execution and delivery of a new lease, there shall be no tacit renewal, and the Tenant shall be deemed to be occupying the Leased Premises as a tenant from month to month upon the same terms and conditions as are set forth in this Lease insofar as the same are applicable to a month to month tenancy, subject to Sections 58 and 59 of the Commercial Tenancies Act. Such month to month tenancy may be terminated by either party at any time upon ninety (90) days Notice.

                                   ARTICLE 3
                                     RENTAL

3.1   Basic Rent

The Tenant shall pay to the Landlord as rent for the Leased Premises the Basic Rent in advance on the first day of each and every month from the Rent Commencement Date to the Termination Date, and if the Rent Commencement Date or the Termination Date are not the first and last days of a month respectively then the Basic Rent for the first and last months of the Teen shall be appropriately prorated.

The Basic Rent as set forth in section 1.1 is based in part on the Landlord's estimated cost of the Phase V Mortgage Financing amortized over twenty-five (25) years and calculated at an estimated interest rate of 8.5 percent for ten (10) years, compounded semi-annually and payable monthly in arrears. If there is a change (i) in the interest rate charged by the Landlord's lender from the estimated rate of 8.5 percent, compounded semi-annually and payable monthly in arrears, or (ii) in either the assumed twenty-five (25) year amortization period or the ten (10) year term, the cost or benefit of the change shall be paid by or credited to the Tenant in accordance with the Methodology and the Basic Rent payable by the Tenant shall be adjusted accordingly for each month of the Term.

3.2   Payment of Additional Rent for Complex Operating Costs

The Tenant shall in addition to the Basic Rent, pay the Tenant's Share of Complex Operating Costs to the Landlord as Additional Rent throughout the Term, in advance on the first day of each and every month during the Term commencing with the Rent Commencement Date, in equal and consequent monthly instalments on account of the Tenant's Share of Complex Operating Costs based upon the Landlord's estimate of Complex Operating Costs determined in accordance with section 3.3.

Additionally, for the period from the Commencement Date to the day preceding the Rent Commencement Date, the Tenant shall pay to the Landlord the Tenant's Share of Taxes and shall also be responsible for the cost of garbage and waste removal and all utilities consumed by the Tenant with respect to its possession and construction of the Leased Premises during such period.

3.3   Annual Estimation of the Complex Operating Costs

Prior to the commencement of each Accounting Period, the Landlord shall estimate the Complex Operating Costs for the next Accounting Period and in so doing shall analyse, weight and if necessary, re-allocate the component costs of the Complex Operating Costs to ensure an equitable and reasonable allocation of such costs and expenses to the various uses and users in the Complex. Such estimates may be adjusted and re-adjusted from time to time by the Landlord. The Tenant shall pay to the Landlord monthly in advance on the first day of each and every month during the Term, one twelfth (1/12) of the amount of the estimated annual Complex Operating Costs, as adjusted or re-adjusted, as the case may.

3.4   Annual  Adjustment of Basic Rent Based Upon the Actual  Complex  Operating
      Costs

Within one hundred and eighty (180) days following the end of each Accounting Period the Landlord shall compute the actual Complex Operating Costs for such Accounting Period and the Tenant's Share of the same and shall submit a statement to the Tenant disclosing in reasonable detail the various components of the same. If the Complex Operating Costs paid by the Tenant in respect of such Accounting Period are less than the actual Complex Operating Costs for such Accounting Period, the Tenant shall pay the difference to the Landlord forthwith. If the Complex Operating Costs comprising the Basic Rent paid by the Tenant in respect of such Accounting Period are greater than the amount of actual Complex Operating Costs for such Accounting Period, the difference shall be applied in payment of other amounts then owing by the Tenant to the Landlord, and the balance, if any, shall be repaid to the Tenant concurrent with the delivery of such statement.

The Landlord shall at the Tenant's expense provide to the Tenant reasonable supporting documentation for its calculation of the actual Complex Operating Costs and the Tenant's Share of the same for the current or immediately preceding Accounting Period on the written request of the Tenant.

3.5   Rent Covenant

The Tenant shall pay to the Landlord without demand, in lawful money of Canada, at the times provided in this Lease, at the Landlord's Address or at such other place as the Landlord may designate from time to time, the Basic Rent and Additional Rent, without any deduction, set-off, counter claim or abatement whatsoever. All amounts payable under this Lease, unless otherwise provided, become due with the next instalment of Basic Rent. If the Tenant defaults in payment of any sum due hereunder the Landlord shall have the same rights and remedies upon default as if the sum were Rent in arrears.

3.6   Waiver of Set-Off

The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Basic Rent or Additional Rent, and agrees to pay all Basic Rent and Additional Rent regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf. The Tenant agrees that the Landlord may at its option apply all sums received from the Tenant or due to the Tenant against amounts due or payable hereunder as the Landlord determines notwithstanding any instructions or designations to the contrary. No endorsement on any cheque or statement in any letter accompanying a cheque shall be deemed an accord or satisfaction and the Landlord may accept any payment without prejudice to any rights the Landlord may have at law or under this Lease.

3.7   Interest on Overdue Rent

If the Tenant fails to pay within ten (10) days from when due any Basic Rent or Additional Rent, the unpaid amount will bear interest from the due date to the date of payment at the Stipulated Rate of Interest and such interest shall be calculated and payable monthly.

3.8   Net Lease

It is the intent of the parties that this Lease be absolutely net to the Landlord and that the Tenant shall pay all costs and expenses relating to the Leased Premises and the business carried on therein except as expressly provided in this Lease. Any amount or obligation herein relating to the Leased Premises which is not expressly declared to be that of the Landlord shall be deemed to be an obligation of the Tenant to be performed by or at the Tenant's expense.

                                   ARTICLE 4
                       OTHER AMOUNTS TO BE PAID BY TENANT

4.1   Business Taxes, GST and Other Taxes

The Tenant shall pay every tax and license fee imposed in respect of all business carried on in the Leased Premises, or in respect of the use or occupancy thereof, and all such amounts shall be paid promptly to the authorities responsible for collection.

If any business transfer tax, valued-added tax, multi-stage sales tax, sales tax, goods and services tax, or any like tax is imposed on the Landlord by any governmental authority on the Rent or any other payment, cost or charge payable by the Tenant under this Lease, the Tenant shall pay directly or reimburse the Landlord for the amount of such tax forthwith upon demand (or at any time designated from time to time by the Landlord) as Additional Rent.

4.2   Third Party Services

The Tenant shall be solely responsible for and promptly pay to the appropriate third party all charges for services used or consumed in or provided to the Leased Premises, but excluding services supplied by the Landlord and charged to the Tenant as Rent. In no event will the Landlord be liable to the Tenant in damages or otherwise for any failure to supply any third party services to the Leased Premises. Nothing herein shall disentitle the Tenant from pursuing any third party supplier of such services for any damages suffered as a result of such failure.


4.3 Additional Services of the Landlord

The cost of all additional services requested in writing by the Tenant and elected by the Landlord to be provided to the Tenant by the Landlord or its agents or contractors shall be payable forthwith by the Tenant upon demand by the Landlord together with the Landlord's management fee in respect thereof.

4.4   Upgrading Building Systems

The cost to the  Landlord  of  upgrading  the  building  systems  of the  Leased
Premises to service any extraordinary requirements of the Tenant shall be payable forthwith by the Tenant upon demand by the Landlord, provided the Landlord gives the Tenant prior Notice of the necessity of such upgrade and the Landlord's estimate of the cost to the Tenant for such upgrade, whereafter the Tenant shall have the option of reducing its requirements or having the proposed upgrade proceed.

4.5   Leased Premises Heating, Ventilating and Air Conditioning Systems

The Tenant covenants to operate the heating, ventilating and air-conditioning systems serving the Leased Premises as would a prudent owner and to maintain, repair and replace such systems in accordance with the standards and specifications provided to the business prior to the Commencement Date. Where any such heating, ventilating and air-conditioning systems shall be damaged or destroyed, or in the opinion of the Landlord require repairs, inspection, overhauling or replacement, the Tenant shall, at its sole cost and expense, commence and carry out any necessary work with reasonable speed.

                                   ARTICLE 5
                              OPERATION OF COMPLEX

5.1 Utility Services

The Landlord shall permit the Tenant to connect its equipment, machinery and trade fixtures to the utility services serving the Complex. In the event that the Tenant overloads the capacity of any of such utility services, the Tenant shall pay all costs and expenses resulting from the Tenant's overloading of the said capacity as Additional Rent. The Tenant shall advise the Landlord within twenty (20) business days after written request therefore of the nature and quantity of all lights, equipment and machines using electricity in the Leased Premises and shall permit the Landlord or its authorized agents to make periodic inspection of all facilities using electricity located within the Leased Premises. Where the utility services of the Complex or any part thereof shall be damaged or destroyed, or in the opinion of the Landlord require repairs, inspection, overhauling or replacement, the Landlord shall commence and carry out such necessary work as would a prudent owner with reasonable speed, unless such utility services are wholly within and solely relate to the Leased Premises, in which case the Tenant shall, at its sole cost and expense, commence and carry out such necessary work as would a prudent owner with reasonable speed. To the extent such damage or destruction is caused by the act or omission of the Tenant or those for whom the Tenant is responsible in law, the Landlord's cost, if any, of such necessary work shall be charged to and paid by the Tenant as Additional Rent.

5.2   Taxes

Subject to the payment by the Tenant of Rent, the Landlord covenants to pay all Taxes on or before their due date. The Landlord may appeal any official assessment, any Taxes based on such assessment or the amount of the Taxes relating to the Complex. In connection with any such appeal the Landlord may defer payment of any taxes payable by it under the provisions of this Section
5.2 to the extent permitted by law without penalty or interest, and the Tenant shall cooperate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal.

5.3   Building and Pedestal Signage

The Tenant shall not paint, display, inscribe or place any sign, symbol, notice or lettering of any kind anywhere outside the Leased Premises or within the Leased Premises so as to be visible from the outside of the Leased Premises without the prior written consent of the Landlord. Any signage consented to by the Landlord shall comply with the Landlord's then current policies and procedures regarding signage in the Complex and include only the corporate name, business name or logo of the Tenant. The exact size, location and style of identification shall also be subject to the Landlord's prior approval and to all Applicable Laws and the obtaining of all required consents and licenses relating thereto. Any signage permitted by this section shall be promptly removed by the Tenant at its sole cost and expense on the termination or other expiration of this Lease and the Tenant shall promptly make good any and all damage caused by either or both the installation and removal of such signage. The Landlord hereby confirms that it consents to the signage described in Schedule "G".

                                   ARTICLE 6
                             INSURANCE AND INDEMNITY

6.1   Landlord's Insurance

The Landlord, acting reasonably, shall carry such insurance with such deductibles and exclusions as would a prudent owner for the account and benefit of the Landlord as the Landlord from time to time considers useful, expedient or beneficial, it being agreed and understood however that such insurance shall include, the following:

6.1.1. insurance against All Risks of loss or damage including sprinkler leakage and damage due to flood or earthquake, covering all property owned by the Landlord or for which the Landlord is responsible under this Lease relative to the Complex including the buildings, the Common Facilities and the Leased Premises, but excluding all trade fixtures, furniture and stock-in-trade belonging to the Tenant;

6.1.2. insurance against loss of the Landlord's gross profits including loss of Basic Rent;

6.1.3. insurance against mechanical break-down, explosion, rupture or failure of boilers, pressure vessels, heating, ventilating and air-conditioning equipment, electrical apparatus and other like apparatus owned by the Landlord;

6.1.4. comprehensive general liability insurance with respect to the Landlord's operation of the Complex covering bodily injury, death and damage to property of others; and

6.1.5. insurance against any other form or forms of loss which the Landlord or any Mortgagee may require from time to time.

Notwithstanding any contribution by the Tenant to the Landlord for insurance premiums as provided in this Lease, no insurable interest is conferred upon the Tenant under policies carried by the Landlord, and the Tenant shall have no right to receive any proceeds of insurance from policies carried by the Landlord. The Landlord shall in no way be accountable to the Tenant regarding the use of any insurance proceeds arising from any claim, and the Landlord shall not be obliged to account for such proceeds, nor to apply such proceeds to the repair or restoration of that which was insured except to the extent provided herein. If the Tenant desires to receive indemnity by way of insurance for any property, work or thing whatever including Leasehold Improvements, the Tenant shall insure same for its own account and shall not look to the Landlord for reimbursement or recovery in the event of loss or damage from any cause, whether or not the Landlord has insured same and recovered therefor. All such policies of insurance shall exclude the exercise of any claim of the insurers, whether by subrogation or otherwise, against the Tenant or those for whom the Tenant is in law responsible.

6.2     Tenant's Insurance

The Tenant shall keep in force during the Term at its own expense the following:

6.2.1. insurance against All Risks of loss or damage to Tenant's property and property for which Tenant is responsible under this Lease, including damage due to floods or earthquakes for the full replacement value of the equipment, inventory and Leasehold Improvements;

6.2.2. comprehensive general liability insurance, including Tenant's All Risk legal liability insurance in respect of the Leased Premises, in an amount not less than Ten Million Dollars ($10,000,000), or such greater amount as may be stipulated by the Landlord from time to time, in respect of injury to or death of one or more than one person, and for damage to tangible personal property, regardless of the number of claims arising as a result of any one occurrence;

6.2.3. insurance for boilers, machinery, rotating apparatus, pressure vessels, electrical apparatus, and production equipment, tools and systems issued on a broad form basis in an amount not less than the full insurable value, calculated on a replacement cost basis without deduction for depreciation, covering all objects in or on the Leased Premises insurable under this form of insurance, and resulting business interruption coverages;

6.2.4. motor vehicle insurance having third party liability limits not less than Five Million Dollars ($5,000,000) covering all vehicles owned or operated by the Tenant from the Complex;

6.2.5. insurance against any acts of infidelity or sabotage by the Tenant or its officers, directors, employees, agents, contractors, customers or invitees in such forms and with such limits as may be requested by the Landlord from time to time; and

6.2.6. such other insurance as the Landlord or any Mortgagee may reasonably require from time to time with respect to the property and operations of the Tenant from the Complex.

All such policies of insurance shall be placed with insurers licensed to do business in Canada or the United States of America and shall exclude the exercise of any claim of the insurer or insurers, whether by subrogation or otherwise, against the Landlord or any Mortgagee or those for whom any of them are in law responsible and the Tenant shall deliver certificates of insurance to the Landlord evidencing such coverages in a form acceptable to the Landlord on or before the Commencement Date. Each such policy shall include the Landlord and any Mortgagee of whom the Tenant has been given Notice as additional insureds as their interests may appear and shall contain a waiver, in favour of the Landlord and any such Mortgagee and those for whom any of them are in law responsible, of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such insurance shall be primary insurance and shall not call into contribution any insurance carried by the Landlord or any Mortgagee. All policies of comprehensive general liability insurance shall contain a severability of interest clause and a cross-liability clause as between the Tenant, the Landlord and any Mortgagee included as an additional insured on such policy. All policies shall contain a provision requiring that at least thirty (30) days' written notice be given to the Landlord and any Mortgagee included as an additional insured as aforesaid by the insurer prior to cancellation or expiry, and the Tenant shall obtain undertakings from all insurers to that effect. If after three (3) business days' Notice of default to the Tenant, the Tenant fails to perform its obligations pursuant to this Section 6.2 the Landlord may effect such insurance on behalf of the Tenant, and any premium paid by the Landlord which is otherwise the responsibility of the Tenant hereunder shall be payable forthwith by the Tenant upon demand by the Landlord as Additional Rent.

6.3   Premium Increases and Cancellation

The Tenant shall promptly comply with all requirements of the Landlord's and Mortgagee's insurance underwriters regarding the use and occupation of the Leased Premises, and the Tenant shall not do, omit, or permit to be done or omitted anything which shall cause any insurance premium with respect to the Complex or any part thereof to be increased, or which may cause any policy of insurance of the Landlord with respect to the Complex to be cancelled. To the extent anything done or omitted to be done by the Tenant causes any insurance premium of the Landlord with respect to the Complex to be so increased the Tenant shall pay to the Landlord forthwith upon demand the amount of such increase. If any insurer threatens to cancel, cancels or refuses to renew any insurance policy of the Landlord upon the Complex by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant, the Tenant shall forthwith remedy or rectify such use or occupation within the time limit required by the insurer upon being requested to do so by Notice by the Landlord, and if the Tenant shall fail to do so within a reasonable period of time after such Notice, the Landlord may at its option, without prejudice to any other rights it may have, terminate this Lease by Notice to the Tenant. Thereupon the Tenant shall pay Basic Rent and Additional Rent owing to the date of such termination and shall immediately deliver up possession of the Leased Premises to the Landlord, and, without prejudice to all other rights and remedies available to it for breach of this Lease, the Landlord shall have the right to re-enter the Leased Premises.

6.4   Compliance with Landlord's Insurance Requirements

In its use and occupation of the Leased Premises and of the Complex, the Tenant shall comply with all fire protection and loss prevention requirements imposed by Factory Mutual Global in respect of Level I Priority Recommendations, and in all other cases as negotiated with the Factory Mutual Global, and, without limiting the generality of the foregoing, shall ensure that all of its operations, equipment modifications, equipment installation, tools, emergency organizations, fire protection and loss prevention response team procedures comply with all Factory Mutual Global standards and requirements as aforesaid. The Landlord and the Landlord's underwriter shall consult with Tenant in respect of the negotiation of compliance issues taking into consideration a reasonable cost risk benefit analysis in relation thereto. The Tenant shall undertake its best efforts to ensure that the Landlord receives the benefit of any "grandfathering" status presently held by the Tenant in respect of current exceptions relevant to the Business. If within a reasonable period of time after Notice the Tenant fails to comply with the foregoing requirements and standards, the Landlord shall have the right, at its option, to implement or enforce necessary corrections, and the cost thereof shall be payable forthwith by the Tenant upon demand by the Landlord as Additional Rent.

6.5   Limitation of Landlord's Liability

Except to the extent caused or contributed by an act or omission of the Landlord or those for whom it is responsible in law, the Landlord shall not be liable or responsible in any way for any death or any injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, contractor, agent or customer of the Tenant or any other person who may be upon the Leased Premises, or for any loss or damage or injury to any property belonging to the Tenant or its employees, agents or contractors or to any other person while such property is on the Leased Premises. Without limiting the generality of the foregoing, except to the extent caused or contributed by an act or omission of the Landlord or those for whom it is responsible in law, the Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property on the Leased Premises caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage or snow or ice removal, by the interruption of any public utility or service, by steam, gas, water, rain, snow, or other substances leaking, issuing or flowing into any part of the Leased Premises, or by anything done or omitted to be done by any other tenant, occupant or person in the Complex. In addition the Landlord shall not be liable for any loss or damage for which the Tenant is required to insure pursuant to Section 6.2.

The Landlord shall not be liable for any indirect or consequential damage of any type, or for damages for personal discomfort or illness of the Tenant, its officers, directors, employees, contractors, invitees, clients, customers or other persons. The Tenant shall not be entitled to any compensation, any diminution or abatement of Rent, any claim for constructive or actual eviction or any claim of breach of the Landlord's covenant of quiet enjoyment by reason of the operation or non-operation of any of the equipment or systems referred to in this Lease, or by failure of the Landlord to provide any of the services referred to in this Lease, or for any act or omission on the part of any third parties employed or retained by the Landlord to perform any work or perform any service under this Lease.

6.6   Indemnity by Tenant

The Tenant shall indemnify the Landlord against and from all loss, costs, claims, or demands in respect of any injury, loss or damage of the type referred to in Section 6.5 or resulting from a default under Section 6.4, to the extent caused by an act or omission of the Tenant or those for whom the Tenant is at law responsible, and against and from any breach by the Tenant of any provision of this Lease.

6.7   Limitation of Tenant's Liability

Notwithstanding anything in this Lease to the contrary, the Tenant shall not be liable for any loss or damage for which the Landlord is insured or required to be insured pursuant to section 6.1. The Landlord shall indemnify the Tenant against and from all losses, costs, claims, or damages in respect of any injury, loss or damage to the extent caused by an act or omission of the Landlord or those for whom the Landlord is law responsible, or any breach by the Landlord of any provision of this Lease.

The Tenant shall not be liable for any indirect or consequential damage of any type, or for damages for personal discomfort or illness of the Landlord, its officers, directors, employees, contractors, invitees, clients, customers or other persons.

                                   ARTICLE 7
                             REPAIRS AND ALTERATIONS

7.1   Tenant's Repairs

Subject to the Landlord's obligations pursuant to Section 7.8, throughout the Term, the Tenant shall repair, maintain and keep in proper operating condition, subject to normal wear and tear, all as would a careful owner, the Leased Premises and every part thereof including without limitation the Leasehold Improvements, equipment, fixtures, furnishing, all glass, every part of the structural, heating, cooling, ventilating, air-conditioning, plumbing and other mechanical installations serving the Leased Premises, whether or not any such items were installed or furnished by the Tenant. It is further agreed and understood that so long as Mitel Corp. is in actual occupation of not less than eighty-five percent (85%) of the area of the Leased Premises, the Tenant shall in addition to the foregoing, throughout the Term at its sole cost and expense, also repair, maintain and keep in proper operating condition, all as would a careful owner, the structural components and roof of the Leased Premises and the Landlord shall be relieved of such responsibility pursuant to section 7.8.

7.2   Tenant to Notify of Defects

The Tenant shall promptly notify the Landlord of any damage to or defect in any part of the Leased Premises, or in any equipment or utility system serving the Leased Premises, of which the Tenant becomes aware and which may cause or result in death or injury to any person or damage to property.

7.3   Tenant Work

The Tenant shall not,  without the  Landlord's  prior  written  approval,  which approval may not be unreasonably withheld by the Landlord, make any change, alteration, repair, addition or improvement in or to the Leased Premises which affects in a material way the structure or perimeter walls, any sprinkler system, life safety equipment or systems, heating, ventilating, and/or air-conditioning equipment or systems, the plumbing, electrical and mechanical equipment or systems, the bearing floors, the signage, the ceilings, the columns or the roof. The Tenant shall submit to the Landlord adequate details of any such proposed work which requires the Landlord's approval including drawings and specifications conforming to good engineering practice which have been prepared by qualified engineers and designers. Within ten (10) business days of receipt of the Tenant's request for approval, the Landlord shall either give its approval or describe in writing with reasonable particularity the reasons for denying the same. At the time of granting the approval, the Landlord shall advise the Tenant as to whether the Tenant shall be required on the Termination Date, to remove such alterations and restore the Leased Premises in accordance with Section 2.5. All work carried out by the Tenant (whether or not requiring the Landlord's consent) shall be carried out in a good and workmanlike manner, with quality materials and in accordance with all Applicable Laws and the drawings and specifications approved by the Landlord, and shall be performed by contractors and subcontractors who have been approved in advance by the Landlord and by competent workers. The Tenant shall submit to the Landlord's supervision over construction and promptly pay when due the cost of all such work and of all materials, labour and services involved therein. Upon the completion of the work, the Tenant shall deliver to the Landlord "as built" CAD drawings with respect to such work.

The Tenant shall ensure that its general contract or takes out and keeps in force contractor's general liability insurance, all risks property insurance insuring physical loss or damage during the course of construction, including without limitation, damage due to flood or earthquakes, for the full replacement value of the work, and boiler and pressure vessel insurance issued on a broad form basis in an amount not less than replacement value (collectively, the "Contractor's Insurance"). The term of each policy of insurance comprising the Contractor's Insurance shall be from the date of the commencement of the work until ten (10) days after the work has been completed. The Tenant shall during the term of the Contractor's Insurance monitor the limit of both the all risks property insurance and the boiler and pressure insurance included in the Contractor's Insurance to include the cost of changes in the work. The Tenant shall also ensure that the Landlord is added as an additional insured to the Contractor's Insurance. Prior to the commencement of any such work, the Tenant shall require its general contractor to provide the Landlord with proof that the Contractor's Insurance is in place and in good standing and to promptly provide the Landlord, on request, a certified true copy of each insurance policy comprising the Contractor's Insurance. If the general contractor fails to provide or maintain the

Contractor's Insurance as required by this section, the Landlord shall have the right to provide and maintain such insurance, in which case the cost thereof shall be payable by the Tenant to the Landlord on demand. In the case of an insured loss, any deductible amount payable under the Contractor's Insurance and paid or absorbed by the Landlord shall be reimbursed by the Tenant forthwith on demand.

During the course of construction, the Landlord and its employees and consultants shall have reasonable access to the Leased Premises to inspect and examine all work being carried out, provided that such right of inspection and examination shall not be exercised in a manner which would interfere with the construction and completion of such work. If the Landlord gives the Tenant Notice that the work being carried out is deficient or is otherwise not in compliance with the approved drawings and specifications, which Notice shall contain particulars of the alleged deficiency or non-compliance, the Tenant shall immediately provide a copy of such Notice to the Tenant's architect and shall immediately attempt to cure such deficiency or non-compliance by enforcing its remedies as appropriate in accordance with the provisions of the construction contract with its general contractor or otherwise with the intention that such alleged deficiency or non-compliance be rectified in the shortest possible time. The Tenant's architect shall promptly notify the Landlord whether or to the extent he/she concurs with the provisions of the Landlord's Notice. Either the Landlord or Tenant may refer the decision of the Tenant's Architect to arbitration.

Within thirty (30) days of substantial completion (as such term in defined in the Construction Lien Act, as amended or replaced from time to time) of such work, the Tenant shall deliver to the Landlord (i) copies of all guarantees and warranties provided by any contractors, subcontractors, or material suppliers with respect to the work, and (ii) a certificate issued by the Tenant's
Architect certifying that the work has been completed in accordance with all Applicable Laws and in accordance with the approved drawings and specifications. The Tenant agrees to use its best efforts to complete any incomplete work as noted in the Tenant's Architect's certificate (or as determined by arbitration) promptly and in a good and workmanlike manner and agrees to use its best efforts to cause any noted deficiencies or incomplete work to be remedied within a reasonable period given the nature of the deficiency.

Any dispute between Landlord and Tenant arising under any provisions of this Article which cannot be resolved by good faith negotiations shall be determined by arbitration in accordance with the Arbitration Act, 1991 of Ontario, as amended or replaced from time to time.

7.4   Construction or Mechanic's Lien

The Tenant shall promptly pay all charges incurred by or on behalf of the Tenant for any work materials or services which may give rise to a privilege or construction, mechanic's or other lien. If any such privilege or lien is registered against the Complex or any part thereof, the Tenant shall cause such privilege or lien to be discharged forthwith, and if the Tenant fails to do so within ten (10) business days of Notice from the Landlord, then in addition to any other right or remedy of the Landlord, the Landlord may but shall not be obligated to discharge such privilege or lien by paying the amount claimed to be due into court. The Landlord shall charge to the Tenant all costs and expenses, including legal fees, incurred by the Landlord in discharging the privilege or lien, and such amount shall be payable forthwith by the Tenant upon demand by the Landlord as Additional Rent.

7.5   No Interference with Tenant's Operations

Any work undertaken by the Landlord pursuant to this Article 7 shall be carried out in a good and workmanlike manner at a cost structure not exceeding the cost structure of comparable work performed by the Landlord for its own purposes, and in such a manner as to minimize any interference, disruption or conflict with any activities of the Tenant in the Leased Premises.

7.6   Installation of Meters

At the Tenant's request and expense, the Landlord shall install, at locations appropriate for such purposes, devices to measure temperature and humidity within the Leased Premises, and separate meters or sub-meters for measuring the amount of electricity, water, chilled water, fuel, gas, steam or other material supplied to the Leased Premises. If as a result of such metering there is a material discrepancy between the actual consumption values and the values allocated by the Landlord to the Tenant as the Tenant's Share of the such components of the Complex Operating Costs for the Accounting Period in question, the Landlord shall, within ninety (90) days thereof, adjust the Tenant's Share of such components of the Complex Operating Costs to reflect such actual consumption values. If the actual consumption values determined by such metering are not material, the adjustments to reflect the metered data shall not be made until the next Accounting Period.

7.7   Repair Where Tenant at Fault

If the Complex or any part thereof, including the Shared Areas and Facilities, require repair or become damaged or destroyed through any act, omission, negligence or carelessness of the Tenant, its servants, agents, employees, contractors, sublessees, or licensees, where such damage or destruction exceeds $10,000, the Landlord shall effect the necessary alterations, replacements or repairs and shall charge the Tenant the cost thereof, and such amount shall be payable forthwith by the Tenant upon demand by the Landlord as Additional Rent.

7.8   Repairs by Landlord

Subject to Section 7.7 and Article 8, the Landlord shall maintain and make such repairs and replacements to the Common Facilities, and provided Mitel Corp. is in actual occupation of less than eighty-five (85%) of the area of the Leased Premises, the structural components and roof of the Leased Premises, as would a prudent owner, and the cost thereof shall be included in Complex Operating Costs. Notwithstanding the foregoing, so long as Mitel Corp. is in actual occupation of not less than eighty-five percent (85%) of the area of the Leased Premises, the Landlord shall be relieved of its obligations hereunder with respect to the Leased Premises, it being agreed and understood that Mitel Corp. shall assume such obligations pursuant to Section 7.1.

7.9   Door Locks

If the Tenant replaces any lock in the Leased Premises with a high security device, the Tenant shall on or before the Termination Date, if requested by the Landlord, replace such high security lock with a lock equal in quality and comparable in design to the original lock and shall surrender to the Landlord all keys, passcodes and access codes to the Leased Premises and the Complex. The Tenant shall provide keys or passcode access to the Landlord for all areas of the Leased Premises for purposes of emergency maintenance, repair and loss prevention.

                                   ARTICLE 8
                              DAMAGE OR DESTRUCTION

8.1   Right to Terminate

If twenty-five percent (25%) or more of the Area of the Leased Premises is damaged or destroyed by any cause whatsoever, to the extent that in the opinion of the Architect the Leased Premises cannot be repaired or rebuilt with reasonable diligence within six (6) months of the date of the occurrence of such damage or destruction, then either party may, at its option to be exercised by Notice to the other within the thirty (30) days next following such occurrence, elect to terminate this Lease. If either or both parties so elect, the Term of this Lease and the tenancy hereby created shall expire by lapse of time upon the thirtieth (30th) day after such Notice is given, and the Tenant shall, within such thirty (30) day period, vacate the Leased Premises and surrender the same to the Landlord, failing which the Landlord shall have the right to re-enter and repossess the Leased Premises discharged of this Lease and to remove all persons and property therefrom. In no event shall the Landlord be liable to reimburse the Tenant for damage to or replacement or repair of fixtures, floor coverings, furniture, equipment or Leasehold Improvements.

8.2   Repair and Rebuilding

If neither party elects to terminate this Lease pursuant to Section 8.1, the Landlord shall proceed to repair or rebuild the Complex with due diligence, including the structural and infrastructural component of the Leased Premises, to the extent possible with the insurance proceeds received by the Landlord from the Landlord's insurers, or which would have been received had the Landlord insured as required by this Lease. In repairing, reconstructing, or rebuilding the Complex or any part thereof the Landlord may use designs, plans, and specifications other than those used in the original construction, and may alter or relocate, or both, any or all of the buildings, facilities and improvements, including the Leased Premises, provided that the Leased Premises as altered or relocated shall be of substantially the same size, and be in all material respects reasonably comparable to the Leased Premises as defined herein, excluding only the Leasehold Improvements. Upon its completion of its repair and rebuilding, the Tenant shall forthwith commence and expeditiously finish the repair and rebuilding of the interior of the Leased Premises and the Leasehold Improvements in accordance with the provisions of Section 7.1. All such repair and rebuilding of the interior of the Leased Premises and the Leasehold Improvements shall be at the Tenant's cost.

8.3   Abatement of Rent

The Rent shall abate in proportion to the Area of the Leased Premises rendered untenantable by the occurrence of damage or destruction to the Complex. The abatement of Rent shall continue until the earlier of thirty (30) days following Notice to the Tenant from the Landlord confirming that the Landlord has repaired or rebuilt the Leased Premises to the extent required, or the day the Tenant opens the repaired and rebuilt portion of the Leased Premises for business.

8.4   Certificate of Architect Binding

The certificate of the Architect shall be binding upon the parties as to the percentage of the Area of the Leased Premises and the percentage of the Gross Building Area destroyed or damaged, the state of tenantability of the Leased Premises, and the date upon which the Landlord's reconstruction and repair is substantially completed.

                                   ARTICLE 9
                              LANDLORD'S COVENANTS

9.1   Landlord's Covenant for Quiet Enjoyment

The Landlord hereby covenants to perform all of the obligations of the Landlord hereunder and further covenants that if the Tenant pays the Basic Rent and Additional Rent and continuously and strictly performs all its obligations hereunder, the Tenant shall and may, subject to the terms and conditions of the Lease, peaceably possess and enjoy the Leased Premises throughout the Term without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under the Landlord.

                                   ARTICLE 10
                                TITLE OF COMPLEX

10.1  Subordination

The Tenant shall promptly upon the written request of the Landlord, enter into an agreement:

      (a) subordinating the Term and the rights of the Tenant hereunder to any Mortgage; and

      (b) agreeing that the Term hereof shall be subsequent in priority to any such Mortgage;

provided that the Tenant's obligations under this paragraph shall be conditional upon any such Mortgagee entering into a non-disturbance agreement with the Tenant under which the Tenant's continued possession of the Leased Premises under the terms of this Lease is ensured so long as the Tenant is not in default hereunder notwithstanding any act taken by the Mortgagee.

10.2  Attornment

The rights of the Landlord under this Lease may be hypothecated, mortgaged, pledged, ceded, charged, transferred or assigned to a purchaser or Mortgagee. Upon any request of the Landlord, the Mortgagee or any purchaser, the Tenant shall attorn to and become the tenant of such Mortgagee or such purchaser
(provided the Mortgagee or purchaser, as the case may be, accepts such attornment) on the same terms as are contained in this Lease.

10.3  Status of Lease Statement

Upon any request of either party, the other party shall execute, acknowledge and transmit forthwith to the requesting party a statement in writing certifying to the requesting party (and its Mortgagee or purchaser, as applicable) that this Lease is in full force and effect, certifying the extent of any prepayment of Basic Rent or Additional Rent, certifying the existence or non-existence of defaults of which such party has actual knowledge, and certifying any other matters pertaining to this Lease as to which the requesting party shall reasonably request a certificate.

10.4  Registration of Lease Prohibited

Each of the parties covenants with the other that it will not register this Lease in this form against the title to the Lands, except by way of notice or short form of lease, which notice or short form of lease shall not disclose any financial terms of this Lease, which financial terms include, without limiting the generality of the foregoing, rental rates, rent free, rent deferred and rent reduced periods, and any other form of tenant inducement. The Landlord hereby agrees to execute a short form of lease which complies with this section, if necessary for the purpose of supporting of an application for registration of notice of this Lease.

                                   ARTICLE 11
                             USE OF LEASED PREMISES

11.1  Type of Business Permitted

The Tenant covenants not to use or permit the Leased Premises or any part thereof to be used for any unlawful purpose, lodging, cooking, sleeping or any other purpose other than the Permitted Use.

11.2  Compliance With Applicable Laws and Government Requirements

Subject to the provisions of section 11.5, the Tenant shall at its own expense comply with all Applicable Laws, including Environmental Laws, applicable to the Leased Premises and the business conducted therein, and all other present and future requirements of all municipal, provincial, federal and other applicable governmental authorities pertaining to the Leased Premises or the Tenant's use thereof.

11.3  Waste/Nuisance

The Tenant shall not commit or permit any waste or injury to the Leased Premises including without limitation the Leasehold Improvements and trade fixtures therein. The Tenant shall not commit or permit any nuisance in the Complex. The Tenant shall not cause annoyance to the other occupants of the Complex by any means including the creation of objectionable or offensive noises, vibrations or odours and the Landlord shall determine in its sole discretion, acting reasonably, whether such annoyance is being caused.

11.4  Rules and Regulations

The Tenant covenants and agrees that the Rules and Regulations shall in all respects be observed and performed by the Tenant, its employees, contractors and agents and, to the extent the Tenant can require the same, by its invitees and others over whom the Tenant can reasonably be expected to exercise control. The Landlord shall have available to it all remedies provided in this Lease and all other legal remedies available at law or in equity upon a breach of the Rules and Regulations by the Tenant. The Landlord may terminate this Lease forthwith upon such breach if, after Notice of such breach, the Tenant fails to remedy or commence to remedy such breach within fifteen (15) days or fails to diligently continue to rectify such breach. The Tenant acknowledges that the Landlord has no obligation and there shall be no liability upon the Landlord for non-enforcement of the Rules and Regulations. The current Rules and Regulations are set out in Schedule "D" hereto.

11.5  Environment

The Tenant's storage, generation, use, handling, manufacture, processing, labelling, transportation, treatment, emission, discharge or release of general wastes and Hazardous Substances in the Leased Premises and in the Complex shall be in compliance with Environmental Law. The Tenant further covenants to provide written notification to the Landlord of any Hazardous Substance which the Tenant intends to bring into the Complex, unless such Hazardous Substances are in use in the Complex as at the Commencement Date, so as to enable the Landlord to determine whether its existing Environmental Process Management and Hazardous Substance Control systems are capable of accommodating such Hazardous Substance. A list of the Hazardous Substances in use in the Complex as at the Commencement Date shall be provided to the Landlord by the Tenant on the Commencement Date. If the Tenant wishes to bring into the Complex any Hazardous Substances which cannot safely be accommodated by the Landlord's then existing Environmental Process Management and Hazardous Substance Control systems, the Tenant shall on Notice to the Landlord confirming the Tenant's intention to proceed to bring such Hazardous Substances into the Complex, and after such time as the Landlord shall require to implement appropriate safety measures in that regard, pay all costs associated with the modifications or upgrades required to be made to such systems, and for all permits and licenses required to be obtained in that regard.

The Tenant, prior to the expiry of the Term, at its expense, shall cause an environmental engineering firm or environmental consultant, acceptable to the Landlord, which acceptance will not be unreasonably withheld, to conduct a Phase II Environmental Assessment of the Environment, excluding any location where waste from the Leased Premises has been disposed, to determine whether there has been any release or discharge of Hazardous
Substances to the Environment during the Term (the "Study"), the scope and commencement date of such Study to be acceptable to the Landlord, which acceptance will not be unreasonably withheld, and to summarise the results of the Study in a report to the Tenant (the "Report"), which report the Tenant shall disclose to the Landlord at least thirty (30) days prior to the expiry of the Term. The Tenant shall undertake at its expense such remedial work, if any, in respect of releases or discharges of Hazardous Substances to the Environment identified in the Report as are required to bring the Environment into compliance with Environmental Law so as not to give rise to liability on the part of the Landlord for the removal or remediation of such Hazardous Substances or generally for Environmental Losses (the "Remedial Work") provided it is established that the Hazardous Substance has been released or discharged by the Tenant.

To the extent that the Remedial Work, or any portion thereof, is required to be undertaken or completed after the expiry of the Term, the Landlord shall ensure the Tenant is granted a free, unlimited and unrestricted right of access to the Complex for the purpose of allowing the Tenant, its employees, agents and subcontractors to undertake and complete the Remedial Work. The Tenant shall use reasonable efforts to minimize any disruption to the business of the Landlord or any other occupant of the Complex likely to be caused by the Tenant's undertaking the Remedial Work after the expiry of the Tenn.

Notwithstanding anything to the contrary in this Lease, Tenant shall not be liable for or responsible for nor liable to pay any costs with respect to: (i) Environmental Losses arising from the migration during the Term of Hazardous Substances from another property to the Lands or from the Lands to another property (in each case except to the extent the release of such Hazardous Substances was caused by Tenant); and the Landlord shall indemnify and hold harmless the Tenant, its officers and directors, and those for whom it is at law responsible, from any claim, liability or damage arising therefrom.

                                   ARTICLE 12
                           ASSIGNMENT AND SUB-LETTING

12.1  Assignment by Landlord

To the extent that the Landlord's covenants and obligations under this Lease are assumed by a purchaser or lessee of the Complex or a portion thereof, or are assumed by an assignee of this Lease or any interest therein, the Landlord shall without further written agreement be freed and relieved of such covenants and obligations.

12.2  Assignment and Subletting by Tenant

The Tenant shall not assign this Lease or part with or share the occupation, control or possession of the Leased Premises or any part thereof without the prior written consent of the Landlord, which consent may not be unreasonably withheld. The Tenant may, however, without the consent of the Landlord, assign this Lease to any corporation which is an affiliate of the Tenant (such transfer being called an "Excepted Transfer") provided that as soon as is reasonably practicable (and in any event prior to the effective date of the Excepted Transfer), the Tenant shall give the Landlord Notice of such Excepted Transfer and deliver to the Landlord an agreement wherein such assignee covenants to the Landlord to perform, observe and keep each and every covenant, condition and agreement in this Lease on the part of the Tenant to be performed, observed or kept, and further provided the Tenant shall, notwithstanding such Excepted Transfer, remain responsible to the Landlord for the performance of all terms, covenants, conditions and agreements imposed upon the Tenant by this Lease. If subsequent to an Excepted Transfer, such affiliate is no longer affiliated with the Tenant (unless the shares of such company are listed and traded on any recognized public stock exchange or the Tenant remains its largest single common shareholder), such event shall be deemed to be an assignment of this Lease to which the provisions of sections
12.2 and 12.3 shall apply. For the purposes of this Section, the term "affiliate" or "affiliated" shall have the meanings ascribed thereto in the Canada Business Corporations Act, as amended from time to time.

Provided that the Tenant may, without the consent of the Landlord, enter into a short term licence of a portion of the Leased Premises to a third party whose presence in the Leased Premises is required to assist in the Tenant's business operations ( as for example for system design or consulting purposes). In such event, the Tenant shall give the Landlord Notice of such short term licence and ensure that such third party observes all requirements of this Lease relating to the use and occupation of the Complex, and notwithstanding such licence, the Tenant shall continue to be responsible for the due and timely performance in full of all of its obligations under this Lease.

Provided further, that the Tenant may sublease the Leased Premises, in whole or in part, without the Landlord's prior consent but on Notice to the Landlord, provided the Tenant first delivers to the Landlord an agreement by the subtenant in the form attached as Schedule "F" to this Lease. Notwithstanding such sublease, the Tenant shall continue to be responsible for the due and timely performance in full of all of its obligations under this Lease.

12.3  Request to Assign

If the Tenant requests the Landlord's consent to an assignment of this Lease, the Tenant shall submit to the Landlord the name and address of the proposed assignee together with a copy of an offer or agreement to assign or assignment and such additional information as to the nature of its business and its financial responsibility and standing (including financial statements) as the Landlord may reasonably require.

12.4  Assignment Agreement

The Landlord's consent to any assignment shall be conditional upon the assignee entering into an assignment agreement in form and content satisfactory to the Landlord, to perform, observe and keep each and every covenant, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept including the payment of Rent and all other sums and payments agreed to be paid or payable under this Lease on the days and times and in the manner specified. In no event shall any assignment to which the Landlord may have consented release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this Lease to be performed.

12.5  Changes in Corporate Control

If the Tenant is a private corporation whose shares and those of its parent company are not listed on a recognized public securities exchange, and if for any reason the effective voting control of such corporation is transferred from the person or persons having effective control of such corporation at the Commencement Date (unless such transfer of control is to an affiliated company of the Tenant), such transfer shall be deemed to be an assignment of this Lease to which the provisions of sections 12.2 and 12.3 shall apply (it being agreed and understood that if subsequent to such transfer, the transferee is no longer affiliated with the Tenant, (unless the shares of such company are listed on a recognized public securities exchange or the Tenant remains its largest single common shareholder), such event shall be deemed to be an assignment of this Lease to which the provisions of sections 12.2 and 12.3 shall apply. The Tenant shall advise the Landlord in writing forthwith of any such change in effective voting control and shall make available to the Landlord for inspection, copying or both, all books and records of the Tenant and affiliated company which alone or with other data show the person, persons or entity having effective voting control of the Tenant and affiliated company. The Landlord may terminate this Lease upon thirty (30) days' Notice if such books and records are not made available as requested by the Landlord. For the purposes of this section, the term "affiliate" or "affiliated" shall have the meanings ascribed thereto in the Canada Business Corporations Act, as amended from time to time.

                                   ARTICLE 13
                                DEFAULT OF TENANT

13.1  Landlord's Right of Re-Entry

If the Tenant shall be in default of any of its covenants hereunder, the Landlord shall give to the Tenant Notice in writing stating that the said default is to be remedied and that if such default is not remedied by the Tenant within fifteen (15) days after the receipt of such Notice, or such longer period as may be reasonably necessary in view of the nature of the default, the Landlord may, at its option, either enter into and upon the said Leased Premises or any part thereof in the name of the whole, and this Lease shall be terminated; or the Landlord itself may take such steps and do or cause to be done such things as may be necessary to remedy and correct such defaults and may thereupon charge its total reasonable costs and expenses, including legal fees, incurred in respect thereof to the Tenant, who hereby covenants and agrees to pay the same forthwith and further covenants that any and all such costs and expenses incurred by the Landlord and unpaid by the Tenant shall be recoverable by the Landlord as Additional Rent as if the same were and in the same manner as Rent reserved and in arrears under the terms of this Lease.

13.2  Bankruptcy of Tenant and Other Events of Default

All arrears of Basic Rent, together with the Basic Rent and Additional Rent for the next ensuing three (3) months shall immediately become due and be paid as accelerated rent in the same manner as if it were Basic Rent in arrears in each of the following cases: if any of the Tenant's goods and moveable effects and chattels on the Leased Premises are seized or taken in execution or attachment by any creditor of the Tenant, or if the Tenant shall make any assignment for the benefit of creditors, or if the Tenant makes any bulk sale other than a bulk sale to an assignee or sublessee pursuant to an assignment or sublease consented to under Article 12, or if the Tenant becomes bankrupt or insolvent or takes the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors, or if any order is made or proceedings taken for the winding-up of the Tenant or for the termination of its existence, or if the Leased Premises are used by any other persons than those entitled to use them under the terms of this Lease, or if a trustee or receiver or any person, firm or corporation in any capacity whatsoever takes or obtains possession or effective control of the assets of the Tenant, or a substantial portion thereof, or of the conduct of the Tenant's business, or a substantial portion thereof, pursuant to any security or other agreement other than pursuant to a permitted assignment. In each of the above cases the Landlord may terminate this Lease by Notice to the Tenant and may re-enter and take possession of the Leased Premises as though the Tenant or any other occupant of the Leased Premises were holding over after the expiration of the Term, and any Notices required to be given in such circumstances being deemed to have been given and the notice period prescribed therein expired.

13.3  Excuse of Performance

Notwithstanding anything contained in this Lease, neither the Landlord nor the Tenant shall be deemed to be in default with respect to the performance of any of the terms, covenants and conditions of this Lease, except the Tenant's obligations to pay Basic Rent and Additional Rent, if such default is due to Unavoidable Delay.

13.4  Cross - Default

A default by the Tenant of its obligations under any other lease between the Tenant and the Landlord shall constitute a default under this Lease and any default under this Lease by the Tenant shall constitute a default by the Tenant under such other lease.

                                   ARTICLE 14
                           LANDLORD'S RIGHT OF ACCESS

14.1  Right of Access and Method of Re-Entry

The Landlord and its representatives, employees, contractors and agents who have received prior security clearances and have been issued contractor badges shall have the right to enter the Leased Premises during the Tenant's normal business hours upon reasonable prior Notice, or at any time without notice during an emergency, as determined by the Landlord, to examine the state of the Leased Premises and of the Leasehold Improvements, equipment and fixtures therein, to make such changes, repairs, alterations, improvements, additions or installations in and to the Complex as the Landlord is otherwise entitled or required to carry out pursuant to this Lease and to take into the Leased Premises all material and equipment required in connection with the foregoing. The Landlord or its employees, contractors or agents shall have the right to enter the Leased Premises in the company of a representative of the Tenant, during normal business hours upon reasonable prior Notice to show the Leased Premises to any prospective assignee of the Head Lease or Mortgagee. In the case of emergency, if the Leased Premises are locked the Landlord or its employees, contractors or agents may enter the Leased Premises using a master key or passcode, if available, and, in the case of an emergency, by force if necessary without liability of any type of the Landlord to the Tenant.

14.2  Building Systems

Where any part of the building systems adjacent to the Leased Premises require maintenance or repair, the Tenant shall on reasonable prior Notice permit the Landlord to enter upon the Leased Premises in the company of a representative of the Tenant to do such work as the Landlord deems necessary. The Landlord shall undertake its reasonable efforts to co-operate with the "Risk Work Plan" process of the Tenant where such repairs and/or maintenance may impact on the Tenant's operations. For the purposes of this Section, "Risk Work Plan" shall mean those policies and procedures which the Tenant itself has in place ensuring that no detrimental impact is made on and protection is given to the manufacturing process or other work being carried out in the Leased Premises.

14.3  Obligations of Tenant and Landlord

No entry under Article 14 shall constitute an eviction of the Tenant in whole or in part, and the Basic Rent and Additional Rent shall not abate while changes, repairs, alterations, improvements, additions or installations in and to the Complex are being made. Nor shall any such entry affect the obligations and covenants of the Tenant under this Lease, and the Tenant shall have no claim by reason of loss or interruption of business. Nothing in this Article 14 shall be deemed or construed to impose upon the Landlord any obligation, responsibility or liability for the care, maintenance or repair of the Leased Premises, or any part thereof save as otherwise expressly set out in this Lease.

                                   ARTICLE 15
                           SHARED AREAS AND FACILITIES

15.1  Non-Exclusive Right to Use Shared Areas and Facilities

Subject to section 17.2 and the other terms and conditions of this Lease, the Tenant, its officers, employees and customers shall have the right, in common with others designated by the Landlord or otherwise entitled, to use the Shared Areas and Facilities for their proper and intended purpose provided, however, no access shall be permitted to service, janitorial and mechanical rooms, transformer vaults, electrical distribution rooms or water meter rooms. The Tenant acknowledges that the Shared Areas and Facilities are under the exclusive control and management of the Landlord and that the Tenant is permitted to use the Shared Areas and Facilities under an irrevocable licence. If changes are made to the Shared Areas and Facilities by the Landlord, the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or any diminution or abatement of Rent and such changes shall not be deemed to be a constructive or actual eviction or a breach of the Landlord's covenant for quiet enjoyment, unless such changes represent a material interference with the normal business operations of the Tenant at the Leased Premises.

15.2  Alterations to Shared Areas and Facilities

The Landlord shall have the right at any time from time to time during the Term to change, add to, subtract from, rearrange or alter the Shared Areas and Facilities and other parts of the Complex including the Lands and all buildings thereon, to dedicate portions of the Lands for municipal and other governmental purposes and to convey portions of the Lands to others for any purposes whatsoever. The Landlord shall use its best efforts not to materially interfere with the normal business operations of the Tenant, but the Landlord shall not be liable to the Tenant for any interference or inconvenience caused by any action of the Landlord under the provisions of this Section 15.2 unless such actions represent a material interference with the normal business operations of the Tenant at the Leased Premises.

                                   ARTICLE 16
                        INTERPRETATION AND MISCELLANEOUS

16.1  No Partnership

Nothing contained in this Lease or in any acts of the parties hereto shall be construed to create any relationship between the parties other than that of Landlord, Tenant and Covenantor, if any, or to create a relationship of partnership or of joint venture between the parties hereto, or to constitute this Lease as an emphyteutic lease, or to create any right of ownership in the Tenant.

16.2  Agency

The Tenant acknowledges that the Landlord may perform any or all of the Landlord's obligations or exercise any of the Landlord's rights hereunder through or by means of such manager, or other agency or agencies as the Landlord may from time to time determine.

16.3  Lease is Entire Agreement

With the exception of the Acquisition Agreement, this Lease sets forth the entire agreement between the Tenant and the Landlord with respect to the Leased Premises. Any offer to lease or agreement to lease entered into by the Landlord and Tenant prior to the execution of this Lease shall be deemed to have been merged and extinguished in this Lease. No amendment or addition to this Lease will bind the Landlord or the Tenant unless such amendment or addition is in writing and signed by all parties to this Lease.

16.4  Joint and Several Liability

The liability to pay Rent and perform all other obligations under this Lease of each individual, corporation, partnership or business association signing this Lease and of each member of any such partnership or business association, the members of which are by law subject to personal liability, shall be deemed to be joint and several.

16.5  Governing Law

This Lease shall be construed and governed by the laws of the Province of Ontario and the laws of Canada applicable therein, and for this purpose each party attorns to the exclusive jurisdiction of the courts of the Province of Ontario in respect of any dispute under this Lease.

16.6  Interpretation

Words importing the singular number shall include the plural and words importing firms and corporations shall include persons. Each obligation of the Tenant in this Lease, although not expressed as a covenant, is considered to be a covenant for all purposes. The article and section headings and index of this Lease form no part hereof and are inserted for convenience only. If any section, article, paragraph, sub-paragraph, clause or sub-clause in this Lease is held invalid or unenforceable by any court of competent jurisdiction, this Lease shall be interpreted as if such section, article, paragraph, sub-paragraph, clause or sub-clause had not been a part of this Lease.

16.7  Successors and Assigns

This Lease shall be binding upon, extend to and enure to the benefit of the Landlord, Tenant and Covenantor, if any, and to each of their respective, successors and permitted assignees.

16.8  Reasonableness

Except where specifically provided to the contrary in this Lease:

      (a) whenever this Lease requires an approval, consent or authorization by the Landlord or an agent of the Landlord, the approval, consent or authorization shall not be unreasonably withheld or delayed;

      (b) whenever this Lease requires a determination, estimation or other action or exercise of discretion by the Landlord or an agent of the Landlord, the determination, estimation, action or exercise of discretion shall be reasonable and in accordance with any applicable professional practice and standards; and

      (c) whenever this Lease provides for costs, expenses and fees to be paid by the Tenant, the costs, expenses and fees shall be reasonable.

16.9  Counterparts and Facsimile

This Lease may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original and all executed counterparts taken together shall constitute one agreement. Each of the parties hereto may execute this Lease by signing any such counterpart. Each party hereto agrees that a copy of any signature page of this Lease with a facsimile form of the signature of the person or persons signing this Lease on behalf of such party shall constitute all required evidence of the execution and delivery of this Lease by such party.

                                   ARTICLE 17
                               SPECIAL PROVISIONS

17.1  Exercise of Rights by Landlord

Landlord shall act reasonably and as a prudent owner in exercising all rights and so as not to interfere more than is reasonably necessary under the circumstances with Tenant's use and enjoyment of the Premises.

17.2  Parking

The Tenant shall have access and use of, in common with other occupants of the Complex, and at no additional cost, three (3) unreserved parking spots on the designated parking areas on the Lands for every 1,000 square feet of the Area of the Leased Premises for the use of its employees and visitors.

17.3  Security

The Tenant shall comply with security measures in place for the Complex. The Landlord shall consult with the Tenant in the establishment or changes to such requirements for the Leased Premises, provided that any special requirements of the Landlord or the Tenant shall be at such party's costs.

17.4  Cleaning/Janitorial Services/Garbage Removal

The Tenant shall at its sole cost and expense, provide janitorial and garbage removal services to the Leased Premises as would a prudent owner. The Tenant shall ensure that materials subject to hazardous waste regulations or other Environmental Laws are disposed of by Tenant at Tenant's expense as required by such Environmental Laws, and where so prohibited, not as part of the regular garbage. The Landlord may from time to time monitor the disposal and removal of all general waste and Hazardous Substances. The Landlord's costs and expenses associated with such activities shall be charged to the Tenant as an additional service pursuant to section 4.3.

17.5  Emergency Response Team

The Landlord and Tenant shall cooperate in the  establishment and operation of a
joint   emergency   response   team  with  the  purpose  of  responding  to  all
environmental, health and safety emergencies at the Leased Premises.

                                   ARTICLE 18
                                  CONSTRUCTION

18.1  Construction Obligations of the Tenant

      (a) The Tenant covenants and agrees that it shall at its sole cost and expense Complete the construction of the Leased Premises (which have been designed to comprise approximately 103,000 square feet, more or less, of rentable area) on the

            Phase V Lands in the location shown on the Site Plan, and the attendant exterior amenities (including without limitation, all parking areas, driveways and landscaping) in accordance with the Site Plan (including without limitation, making the necessary financial deposits to the municipality) and the Plans and Specifications (collectively, the "Phase V Work"). The Tenant shall not vary or amend the Site Plan or the Plans and Specifications without having first obtained the prior written consent of the Landlord. The Landlord need not consent to any change or revision which in its opinion, acting reasonably, adversely affects the structure of the building, reduces building functionality, or the aesthetics of the interior or exterior of the building, or reduces the useful life of the building, or generally degrades the quality of the building. The Landlord confirms that if it has not provided its acceptance or rejection of a proposed change or revision within ten (10) business days of Notice from the Tenant, it shall be deemed to have accepted such change or revision. All agreed amendments to the Plans and Specifications shall be dated and initialled by the parties for identification purposes.

      (b) The Phase V Work shall be carried out in a good and workmanlike manner and with quality materials in accordance with the Site Plan and Plans and Specifications, and in compliance with building permits and site plan approvals therefor and Applicable Laws. Services required for the Leased Premises as of the Date of Substantial Completion shall be installed and paid for by the Tenant and the Tenant shall not arrange for the installation of such services by the regional, metropolitan or municipal government in such a way that the cost thereof shall be assessed as a local improvement, impost, levy or charge to be included in Taxes levied against the Complex or the Leased Premises. The Tenant agrees to initially retain Doran Contractors Limited as general contractor to perform the Phase V Work. Tenant agrees that it will not change the general contractor without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. The Landlord confirms that if it has not provided its acceptance or rejection of a proposed replacement general contractor within ten (10) business days of Notice from the Tenant, it shall be deemed to have accepted such replacement general contractor.

      (c) The Tenant shall ensure that its general contractor replacement general contractor, as the case may be, takes out and keeps in force contractor's general liability insurance, all risks property insurance insuring physical loss or damage to the Phase V Work during the course of construction, including without limitation, damage due to flood or earthquakes, for the full replacement value of the Phase V Work, and boiler and pressure vessel insurance issued on a broad form basis in an amount not less than replacement value (collectively, the "Contractor's Insurance"). The term of each policy of insurance comprising the Contractor's Insurance shall be from the date of the commencement of the Phase V Work until ten (10) days after the Phase V Work has been completed. The Tenant shall during the term of the Contractor's Insurance monitor the limit of both the all risks property insurance and the boiler and pressure insurance included in the Contractor's Insurance to include the cost of changes in the Phase V Work. The

            Tenant shall also ensure that the Landlord is added as a named insured, as "Owner" both to the all risk property insurance and the boiler and pressure vessel insurance included in the Contractor's Insurance, and as an additional insured to the Contractor's general liability policy. Prior to the Commencement Date, the Tenant shall require its general contractor or replacement general contractor, as the case may be, to provide the Landlord with proof that the Contractor's Insurance is in place and in good standing and to promptly provide the Landlord, on request, a certified true copy of each insurance policy comprising the Contractor's Insurance. If the general contractor or replacement general contractor, as the case may be, fails to provide or maintain the Contractor's Insurance as required by this subsection 18.1(c), the Landlord shall have the right to provide and maintain such insurance, in which case the cost thereof shall be payable by the Tenant to the Landlord on demand. In the case of an insured loss, any deductible amount payable under the Contractor's Insurance and paid or absorbed by the Landlord shall be reimbursed by the Tenant forthwith on demand.

      (d) The Tenant shall diligently proceed to obtain all necessary permits and approvals and as soon as possible and following the obtaining thereof shall proceed with the construction and completion of Phase V Work.

      (e) During the course of construction, the Landlord and its employees and consultants shall have reasonable access to the Leased Premises to inspect and examine all work being carried out, provided that such right of inspection and examination shall not be exercised in a manner which would interfere with the construction and completion of the Phase V Work. If the Landlord gives the Tenant Notice that the Phase V Work being carried out is deficient or is otherwise not in compliance with the Plans and Specifications or the Site Plan, which Notice shall contain particulars of the alleged deficiency or non-compliance, the Tenant shall immediately provide a copy of such Notice to the Tenant's Architect and shall immediately attempt to cure such deficiency or non-compliance by enforcing its remedies as appropriate in accordance with the provisions of the construction contract with its general contractor or otherwise with the intention that such alleged deficiency or non-compliance be rectified in the shortest possible time. The Tenant's Architect shall promptly notify the Landlord whether or to the extent he/she concurs with the provisions of the Landlord's notice. Either the Landlord or Tenant may refer the decision of the Tenant's Architect to arbitration.

      (f) Within thirty (30) days of the Date of Substantial Completion, the Tenant shall deliver to the Landlord (i) copies of all guarantees and warranties provided by any contractors, subcontractors, or material suppliers with respect to the Phase V Work, and (ii) a certificate issued by the Tenant's Architect certifying that the Phase V Work has been Completed in accordance with all Applicable Laws and in accordance with the Site Plan and the Plans and Specifications. The Tenant agrees to use its best efforts to complete any incomplete work as noted in the Tenant's Architect's certificate (or as determined by arbitration) promptly and in a good and workmanlike manner and agrees to use its best efforts to cause any noted deficiencies or incomplete work to be remedied within a reasonable period given the nature of the deficiency.

      (g) Any dispute between Landlord and Tenant arising under any provisions of this Article which cannot be resolved by good faith negotiations shall be determined by arbitration in accordance with the Arbitration Act, 1991 of Ontario, as amended or replaced from time to time.

                                   ARTICLE 19
                              IMPROVEMENT ALLOWANCE

19.1  Improvement Allowance

Provided the Tenant is not then in default, the Landlord shall pay to the Tenant, once only as a contribution toward the cost of the Phase V Work to be carried out by the Tenant pursuant to Article 18, an improvement allowance in the amount of One Hundred and Twenty Dollars ($120) multiplied by the number of square feet comprising the Area of the Leased Premises.

Such improvement allowance shall be paid to the Tenant upon the later of:

      (a)   the Completion of the Phase V Work;

      (b) the expiration of all applicable statutory construction lien periods with respect to the Phase V Work;

      (c)   receipt by the Landlord from the Tenant of each of the following:

            (i) a statutory declaration of an officer of the Tenant that the Phase V Work has been Completed, the statutory construction lien periods with respect to the Phase V Work have expired and no liens are outstanding, all accounts for work, services and material have been paid and that the Tenant has met all its obligations to its contractors, subcontractors and suppliers with respect to the Phase V Work;

            (ii) evidence of compliance with the requirements of the Province of Ontario with regard to worker's compensation insurance including all payments due thereunder;

            (iii) evidence  in a  form  satisfactory  to  the  Landlord,  acting reasonably, that the Phase V Lands comply with all applicable zoning provisions as a stand-alone parcel of land so as to permit the financing and re- sale of the Phase V Lands as a separate parcel of land, including without limitation, if required, an access and parking arrangement in accordance with the subdivision control provisions of the Planning Act (Ontario) with the Landlord as owner of the adjoining parcels of lands (it being agreed and understood by the parties that such parking and access may have to be located on such adjoining lands notwithstanding anything in this Lease to the contrary), a minor variance of the setback requirement of the municipality, and a minor variance to the applicable zoning bylaw or a zoning bylaw amendment, as applicable, permitting the whole of the Leased Premises to be used for office purposes, in each case at the sole cost and expense of the Tenant and on terms satisfactory to the Landlord, acting reasonably; and

            (iv) if requested by the Landlord, copies of all contracts, subcontracts, invoices and any other documentation which evidences the cost of the Phase V Work; and

      (d) the Tenant shall have commenced carrying on business from the Leased Premises.

Concurrent with the payment of the improvement allowance, the Tenant shall deliver to the Landlord a waiver in writing of the Tenant's Option (as defined in section 19.2 of this Lease) confirming that the Option is void and of no further force or effect.

19.2    Option to Purchase

If the Landlord fails to pay to the Tenant the improvement allowance described in section 19.1 of this Lease as and when required by section 19.1 of this Lease, assuming any arbitration commenced with respect to any dispute between the Landlord and the Tenant regarding the provisions of Article 19 shall have been either completed and a decision rendered by the arbitrator or arbitrators, as the case may be, in respect of the same, or such arbitration has been abandoned by the consent of the parties, the Landlord grants to the Tenant an option (the "Option") to purchase the Phase V Lands together with all improvements thereon, including without limitation, the Leased Premises, from the Landlord at the price and upon the terms and conditions more particularly set out in this section 19.2.

19.2.1. The Option shall be exercised by Notice by the Tenant to the Landlord that unless the Landlord pays the improvement allowance, or the amount then remaining outstanding, as the case may be, within ten (10) days of the Landlord's receipt of the Tenant's Notice (the "Cure Period"), the Tenant shall be deemed to have exercised its Option. The Tenant's Notice exercising the Option shall specify the date for the completion of the purchase (the "Closing Date"), which date shall be not later than thirty
        (30) days following the expiration of the Cure Period. In the event of and upon: (a) the exercise of the Option in the manner set out in this subsection 19.2.1 and (b) the Landlord's failure to pay the improvement allowance, or the amount then remaining outstanding, as the case may be, within the Cure Period; this section 19.2 and the Tenant's Notice exercising the Option shall then become a binding agreement of purchase and sale between the parties to be completed upon the terms set out in this section 19.2. If the Landlord pays the improvement allowance in full within the Cure Period, the Option shall be null and void and of no further force or effect.

19.2.2. The purchase price payable for the Phase V Lands shall be One Hundred and Seventy-Five Thousand Dollars ($175,000) per acre of land comprising the Phase V Lands plus the amount, if any, paid by the Landlord to the Tenant on account of the improvement allowance prior to the expiration of the Cure Period. The exact area of the Phase V Lands shall be as set forth in a surveyor's certificate to be delivered by the Landlord to the Tenant within twenty (20) days following the expiration of the Cure Period. The purchase price shall be paid and satisfied in full by certified cheque or bank draft on the Closing Date. The purchase price shall be subject to adjustment for pre-paid Rents but shall not otherwise be subject to adjustment.

19.2.3. The Landlord represents and warrants to the Tenant that:

            (a) it is not and will not at the Closing Date be a non-resident of Canada within the meaning of the Income Act of Canada;

            (b) it is a corporation dully incorporated and organized and validly existing under the laws of the Province of Ontario;

            (c) it has all necessary corporate authority to grant the Option and, in the event of the exercise of the Option by the Tenant, the completion of the transaction contemplated in the Option will be duly authorized by all necessary corporate action on the part of the Landlord;

            (d)   the  granting  of  the  Option  and  the   completion  of  the
                  transaction contemplated hereby will not result in the violation of any indenture or other agreement, written or oral, to which the Landlord may be a party or by which the Landlord is bound; and

            (e) on the Closing Date, the Phase V Lands shall be free and clear of all encumbrances, except (i) encumbrances to be discharged from the purchase price payable to the Landlord where the Landlord has delivered to the Tenant a signed statement of the encumbrancer as to the amount required to obtain a discharge of the encumbrance on the Closing Date together with a direction executed by the Landlord authorizing payment of that amount from the purchase price directly to the encumbrancer and the Landlord's solicitor's undertaking to obtain and register a discharge of the encumbrance within a reasonable time after the Closing Date, (ii) those encumbrances existing when the Landlord obtained title to the Phase V Lands from the Tenant, and (iii) any other encumbrances which have been agreed to by the Tenant in writing or incurred by or on behalf of the Tenant, or as a result of any act or omission of the Tenant or those for whom the Tenant is in law responsible, including without limitation, any municipal agreements or easements required by or entered into as a result of the Phase V Work.

                 The representations and warranties contained in this subsection
                 19.2.3 shall be true and correct as of the Closing Date and a certificate to this effect will be delivered by the Landlord to the Tenant on closing.

                 The Tenant acknowledges that except as set forth in this subsection 19.2.3, the Option granted hereunder and any purchase by the Tenant of the Phase V Lands are made without representations and warranties by the Landlord and are made on the completely "as is, where is" basis without recourse to the Landlord.

19.2.4. The deed or transfer conveying the Phase V Lands shall be prepared at the expense of the Tenant. The Tenant may direct that the Phase V Lands be conveyed by the Landlord to a transferee other than the Tenant. If requested by either the Landlord or the Tenant, the other party will deliver on closing the statements contemplated by subsection 50(22) of the Planning Act of Ontario.

        The Option and any agreement of purchase and sale arising from its exercise shall be subject to compliance with the subdivision control provisions of the Planning Act of Ontario, as amended from time to time, which compliance shall be at the sole expense of the Tenant.

                                                   IN WITNESS WHEREOF...

         IN WITNESS WHEREOF the parties hereto have executed this Lease.

DATED this 27th day of March, 2001

                                  MITEL RESEARCH PARK CORPORATION


                                  Per:     /s/
                                           --------------------------------
                                  Name:    Jose Medeiros
                                  Title:   Treasurer

                                  Per:
                                           --------------------------------
                                  Name:
                                  Title:

                                           I/We have the authority to bind the
                                           corporation


DATED this 27th day of March, 2001

                                  MITEL CORPORATION


                                  Per:     /s/
                                           ---------------------------------
                                  Name:    Shirley Mears
                                  Title:   Vice President, Treasurer

                                           I/We have the authority to bind the
                                           corporation

                                 SCHEDULE "A-1"

                          LEGAL DESCRIPTION OF THE LAND

PIN 04517-0533 (LT)

Parcel 8-1, in the Register for Section 4M-280, being Block 8 on Plan 4M-280, save and except Parts 19 and 20 on Plan 4R-11340, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0535 (LT)

Parcel 10-1, in the Register for Section 4M-280, being Block 10 on Plan 4M-280, Subject to Instrument Numbers LT237263, LT476569 and NS62066, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0537 (LT)

Parcel 12-1, in the Register for Section 4M-280, being Block 12 on Plan 4M-280, Subject to Instrument Numbers LT237263 and LT476569, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0560 (LT)

Parcel 26-1, in the Register for Section 4M-280, being Block 26 on Plan 4M-280, Subject to Instrument Numbers LT405509, LT646448, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0561 (LT)

Parcel 27-1, in the Register for Section 4M-280, being Block 27 on Plan 4M-280, Subject to Instrument Numbers LT405509, LT646448, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0562 (LT)

Parcel 28-1, in the Register for Section 4M-280, being Block 28 on Plan 4M-280, Subject to Instrument Numbers LT405509, LT646448, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0569 (LT)

Parcel 33-3, in the Register for Section 4M-280, being Part of Block 33 on Plan 4M-280, being Parts 2 and 17 on Plan 4R-4098, Subject to Instrument Numbers LT323584 and LT236161, in the City of Ottawa, formerly City of Kanata.

PIN 045717-0574(LT)

Parcel 34-3, in the Register for Section 4M-280, being Part of Block 34, Plan 4M-280, being Parts 1 and 18 on Plan 4R-4098, Subject to Instrument Number LT323584, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0577 (LT)

Parcel 35-1, in the Register for Section 4M-280, being Block 35 on Plan 4M-280, Subject to Instrument Number LT323584, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0578 (LT)

Parcel 36-1, in the Register for Section 4M-280, being Block 36 on Plan 4M-280, Subject to Instrument Number LT323584 and LT236161, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0644 (LT)

Block 9 on Plan 4M-280, Save and Except Parts 1, 2 and 3 on Plan 4R-11713, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0646 (LT)

Block 11 on Plan 4M-280, Save and Except Part 4 on Plan 4R-11713, in the City of Ottawa, formerly City of Kanata. Subject to an Easement in favour of Bell Canada over Part 2 on Plan 5R-4290, as in Instrument Number NS62066, subject to an Easement in favour of The Corporation of the City of Nepean, as in Instrument No. LT237263, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0648 (LT)

Block 13 on Plan 4M-280, save and Except Part 5 on Plan 4R-11713, Kanata. Subject to an Easement in favour of the Corporation of the City of Kanata, as in Instrument Number LT237263, subject to an Easement in favour of Bell Canada over
Part 6 on Plan 4R-11713, as in Instrument No. LT966819, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0650 (LT)

Block 14 on Plan 4M-280, Save and Except Part 7 on Plan 4R-11713, Kanata, subject to an Easement in favour of Bell Canada over Part 9 on Plan 4R-11713, as in LT966819, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0652 (LT)

Part of Block 15 on Plan 4M-280, being Part 10 on Plan 4R-11713, Kanata, subject to an Easement in favour of the Corporation of the City of Kanata, as in Instrument No. LT476569, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0660 (LT)

Block 22 on Plan 4M-280, Save and Except Parts 11 and 12 on Plan 4R-11340, subject to an Easement in favour of the Corporation of the City of Kanata, as in LT236160, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0662 (LT)

Block 23 on Plan 4M-280, Save and Except Parts 13 and 14 on Plan 4R-11340, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0664 (LT)

Block 24 on Plan 4M-280, Save and Except Parts 15 and 16 on Plan 4R-11340, in the City of Ottawa, formerly City of Kanata.

PIN 04517-0666 (LT)

Block 25 on Plan 4M-280, Save and Except Parts 17 and 18 on Plan 4R-11340, Subject to an Easement in favour of Bell Canada over Part 6 on Plan 4R-4626, as in Instrument Number LT405509, in the City of Ottawa, formerly City of Kanata.

                                 SCHEDULE "A-2"

                     LEGAL DESCRIPTION OF THE PHASE V LANDS

PIN 04517-0664 (LT)

Block 24 on Plan 4M-280, Save and Except Parts 15 and 16 on Plan 4R-11340, in the City of Ottawa, formerly City of Kanata.

                                 SCHEDULE "B-1"

                           SITE PLAN SHOWING THE LANDS



                                 [SITE PLAN MAP]

                                 SCHEDULE "B-2"

                       SITE PLAN SHOWING THE PHASE V LANDS



                                 [SITE PLAN MAP]

                                  SCHEDULE "C"

                  LEASED PREMISES SHOWN IN HEAVY BLACK OUTLINE



                              [LEASED PREMISES MAP]

                                  SCHEDULE "D"

                              RULES AND REGULATIONS

1.    Animals and Birds

      No animals (except seeing eye dogs) or birds shall be kept in the Leased Premises.

2.    Care of Interior of Leased Premises

      The Tenant shall keep the interior of the Leased Premises clean, orderly and tidy. The Tenant shall keep perishable items properly refrigerated. The Tenant shall deposit all debris, trash and recyclables in appropriate areas, at times and in such manner as the Landlord shall reasonably designate.

3.    Doors, Windows and Window Coverings

      The skylights and windows that reflect or admit light into any place in the Complex shall not be covered or obstructed by the Tenant, and no awnings, curtains or blinds shall be installed without the prior written consent of the Landlord. Windows and doors shall not be left open so as to admit rain or snow or to interfere with the heating or cooling of the Complex. The Tenant shall not and shall not permit its employees, contractors, agents or invitees to throw anything out of the windows or doors of the Complex or into any passageways, stairways, lightwells, or elevator shafts of the Complex.

4.    Loading, Unloading, Delivery of Merchandise

      Deliveries, shipments and all loading and unloading of all items to and from the Leased Premises shall be made at and from the Tenant's loading bays in such manner as the Landlord shall reasonably designate.

5.    Obstruction of Plumbing and Washroom Facilities

      The Tenant agrees that it will not use or permit its employees, contractors, agents or invitees to use the plumbing or washroom facilities of the Leased Premises or the Complex for any purpose other than that for which they were constructed.

6.    Overloading of Floors

      The Tenant shall not permit any floor of the Leased Premises to be overloaded. All equipment and other heavy objects liable to injure or destroy any part of the Leased Premises or the Complex shall be moved at such times, by such means and by such persons as the Landlord shall reasonably direct. Upon the termination of this Lease the Tenant shall forthwith inform the Landlord in writing of the combinations of all locks, safes and vaults in or on the Leased Premises.

7.    Parking

      The Tenant and all persons employed by or doing business with the Tenant shall park not more than the number of motor vehicles which the Landlord has expressly permitted, provided that no person or tenant shall have the exclusive use of any particular parking space and no motor vehicle shall be parked on any portion of the Complex which is a loading zone or is not designated by the Landlord for parking or where signs are in place indicating that parking is prohibited and the Tenant shall reimburse the Landlord on demand for the cost of removal of any motor vehicle which is parked in excess of the number expressly allowed by the Landlord, parked for a period of time deemed by the Landlord to be excessive or parked in breach of this clause and which belong to or is parked by any person employed by or doing business with the Tenant.

8.    Radio and Television

      The Tenant shall remove any radio, television or other similar device in the Leased Premises if in the judgement of the Landlord and in agreement with the Tenant such radio, television or other similar device is creating a nuisance. The Tenant shall not in any case erect or cause to be erected any aerial anywhere in the Complex without the express written consent of the Landlord.

9.    Signs, Advertising and Displays

      The Tenant shall not, in or about the Leased Premises without the written consent of the Landlord, erect exterior signs, install window or door signs, affix window or door lettering, erect awnings or canopies or display advertising media or devices which may be seen or heard outside the Leased Premises. The Tenant shall remove forthwith all signs, lettering, awnings, canopies and displays which are found by the Landlord to be objectionable. The Tenant shall indemnify and save harmless the Landlord from all claims, demands, loss or damage to any person or property arising out of or in any way caused by the erection, maintenance, or removal of any sign or other installation erected or installed on or about the exterior of the Leased Premises. The Tenant shall at its own expense, maintain in good condition and repair all such signs, lettering, awnings, canopies and displays, shall keep all displays and signs lit during reasonable business hours and shall observe and comply with all requirements of any competent authority regarding the erection and maintenance of signs including the payment of licence or other fees.

10.   Temperature and Humidity of Leased Premises

      To the extent that the Tenant may exercise control, the Tenant shall keep the Leased Premises at a temperature sufficient to prevent the freezing of pipes in the Leased Premises and the Tenant shall keep the temperature and humidity of the Leased Premises at a reasonable level. The Tenant shall not vent the Leased Premises into other enclosed parts of the Complex nor appropriate warm or cool air from other enclosed parts of the Complex.

11.   Use of Entrances, Etc.

      The sidewalks, entrances, lobbies, elevators, stairways and corridors (if applicable) of the Complex shall not be obstructed by the Tenant or used by it f or any other purpose than for ingress and egress to and from the Leased Premises and the Tenant shall not place or allow to be placed in any such areas any waste paper, dust, garbage, refuse or anything whatever that shall tend to make such areas appear unclean or untidy.

12.   Wheeled Vehicles

      All wheeled vehicles used within the Leased Premises shall be equipped with rubber wheels and rubber guards so as not to damage the floors and walls of the Complex. No motorized vehicles shall be permitted for loading or unloading or parking purposes within the Leased Premises other than electrically or propane operated material handling equipment, except with the prior written consent of the Landlord, and the Tenant shall comply with the rules and regulations of any regulatory agency having jurisdiction in that regard, in the use, operation and storage of all such equipment.

                                  SCHEDULE "E"

           METHODOLOGY TO DETERMINE ADJUSTMENTS TO THE BASIC RENT RATE

If any  adjustment  to the amount of the Basic Rent  payable by the Tenant under section 3.1 of this Lease is required by the provisions of section 3.1 of this Lease, the amount of that adjustment shall be calculated in accordance with the methodology set out in this Schedule "E". If adjustments are required because of cost increments or decrements pursuant to more than one of the provisions of section 2 below, then only the net effect of those adjustments shall be considered for computing the effect of those adjustments on the amount of Basic Rent payable by the Tenant.

1. Assumptions: The Basic Rent payable by the Tenant under section 3.1 is based in part on the following assumptions:

      (a) that the interest rate payable under the Phase V Mortgage Financing is 8.5%, compounded semi-annually and payable monthly in arrears;

      (b) that the amortization period with respect to the Phase V Mortgage Financing is a period of twenty-five (25) years; and

      (c)   that the term of the Phase V Mortgage  Financing  is a period of ten
            (10) years.

2.    Changes to Assumptions:

      (a) if the interest rate payable under the Phase V Mortgage Financing is more than 8.5%, then the Basic Rent payable by the Tenant under section 3.1 shall be increased by $0.05 per square foot of the Area of the Leased Premises for each five (5) basis point increase in the amount of the interest rate payable under the Phase V Mortgage Financing (and increments of less than five (5) basis points shall be prorated accordingly);

      (b) if the interest rate payable under the Phase V Mortgage Financing is less than 8.5%, then the Basic Rent payable by the Tenant under section 3.1 shall be decreased by $0.05 per square foot of the Area of the Leased Premises for each five (5) basis point decrease in the amount of the interest rate payable under the Phase V Mortgage Financing (and decrements of less than five (5) basis points shall be prorated accordingly); and

      (c) if the amortization period with respect to the Phase V Mortgage Financing is less than twenty-five (25) years, then the Basic Rent payable by the Tenant under section 3.1 shall be increased by $0.24 per square foot of the Area of the Leased Premises for each one (1) year decrease in the amortization period with respect to the Phase V Mortgage Financing.

                                  SCHEDULE "F"

                         CONSENT BY LANDLORD TO SUBLEASE

1. [_] is the landlord (the "Landlord") of those certain "Leased Premises" as defined in section [_] of that certain lease agreement dated as of [_] (the "Lease"), made and entered into by and between the Landlord and 0 (the "Tenant") which Lease is incorporated herein by this reference. The Lease contains a restriction against assignment or subletting by the Tenant without the Landlord's prior written consent thereto. The Landlord does hereby consent, subject to the following terms and conditions, to the proposed offer to sublease agreement (the "Sublease") by and between the Tenant, as sublandlord, to [_] (the "Subtenant") of that part of Leased Premises comprising approximately [_] ([_]) square feet as more particularly described in such Sublease as the "[_] " (such part being hereinafter called the "Sublet Premises"), a copy of which Sublease is attached hereto as Schedule "A" and is incorporated herein by this reference.

2. The Landlord's consent is expressly conditional upon the performance and observance by the Tenant of the covenants, conditions and agreements in the Lease, and this consent shall in no way affect or release the Tenant from its liabilities and responsibilities under the terms of the Lease. The Tenant acknowledges that, notwithstanding the terms of the Sublease, it shall remain principally liable and responsible for all liabilities and responsibilities of "Tenant" under the Lease.

3. This consent is given without prejudice to the Landlord's rights under the Lease, this consent being limited to the Sublease to the Subtenant, and shall not be deemed to be an authorization for or consent to any further or other assignment or subletting or parting with or sharing possession of all or any part of the Leased Premises or the Sublet Premises.

4. The Landlord joins in this consent solely to grant its consent and, by doing so, the Landlord does not thereby:

      (a)   make any representations or warranties; or

      (b) acknowledge or approve of any of the terms of the Sublease as between the Tenant, as sublandlord, and the Subtenant.

      Further, nothing contained in the Sublease or this consent shall be construed as modifying, waiving or affecting any of the provisions, covenants and conditions or any of the Landlord's rights or remedies under the Lease.

5. In consideration of the Landlord's consent to the Sublease, the Tenant and Subtenant agree as follows:

      (a) The Subtenant covenants that the Sublease shall be subject to and subordinate to the Lease and further covenants and agrees that the Subtenant will observe, comply with and perform all terms, conditions and covenants in the Lease and to perform all obligations of any kind whatsoever of the "Tenant" under the Lease as and when the same are due to be performed by the Tenant pursuant to the terms of the Lease and to be subject to all of the Landlord's rights thereunder during the entire term of the Sublease, as though the Subtenant was named "Tenant" under the Lease, to the extent that such covenants, obligations, terms and conditions relate to that portion of the Leased Premises sublet to the Subtenant under the Sublease. The Subtenant further expressly acknowledges and agrees to be subject to the prohibition in the Lease against subletting, assigning, mortgaging or encumbering or permitting the occupation or use of all or part of the Leased Premises by others.

      (b) The Tenant and Subtenant each represent and warrant that they have dealt with no broker, finder, agent or other person in connection with the Sublease other than [_] (the "Broker"), and they agree to indemnify and hold the Landlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from the Sublease or the Lease, whether advanced by the Broker or any other person or entity. The provisions of this paragraph shall survive the termination of the Lease, the Sublease and any renewal or extension of either or both of them.

      (c)   The Subtenant  waives any rights it may have as  under-lessee  under section 21 of the Commercial Tenancies Act, R.S.O. 1990 c. L.7, as amended or replaced from time to time (the "Act"), or any like rights under common law. For the purpose of clarity, the Subtenant agrees that notwithstanding the Landlord has consented to the Sublease, the Subtenant shall not claim or apply for an order vesting the term of the Sublease, the Leased Premises, or any part thereof, in the Subtenant, upon the Landlord re-entering the Leased Premises or forfeiting the Lease.

      (d) The Subtenant waives any rights it may have as under-tenant under subsection 32(2) of the Act or any like rights under common law. For the purpose of clarity, the Subtenant agrees that notwithstanding the Landlord has consented to the Sublease, if the Landlord distrains or threatens to distrain any goods or chattels situate on the Sublet Premises, the Subtenant shall not seek to protect such chattels from the Landlord's distress as contemplated by subsection 32 (2) of the Act.

      (e) The Subtenant waives any rights it may have under subsection 39(2) of the Act, or any like rights under common law. For the purpose of clarity, the Subtenant agrees that notwithstanding the Landlord has consented to the Sublease, if a receiving order in bankruptcy, or a winding-up order has been made against the Tenant, the Subtenant hereby agrees not to exercise its election as under-lessee to stand in the same position with the Landlord as though the Subtenant were a direct lessee of the Landlord.

6. The Tenant and Subtenant jointly and severally acknowledge that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to the Landlord's consent to the Sublease save as expressly set out herein and that this consent agreement constitutes the entire agreement between the Landlord and the Subtenant and may not be modified except by subsequent agreement in writing and executed by the Landlord, the Tenant and the Subtenant.

      IN WITNESS WHEREOF the undersigned have executed this consent as of [_] .

SIGNED, SEALED AND DELIVERED)     )
   In the presence of             )       [_] [Landlord]
                                  )       Per:                               c/s
                                  )           -------------------------------
                                  )       Name:
                                  )            ------------------------------
                                  )       Title:
                                  )             -----------------------------
                                  )
                                  )       [_] [Tenant]
                                  )       Per:                               c/s
                                  )           -------------------------------
                                  )       Name:
                                  )            ------------------------------
                                  )       Title:
                                  )             -----------------------------
SIGNED, SEALED AND DELIVERED)     )
   In the presence of             )       [_] [Subtenant]
                                  )       Per:                               c/s
                                  )           -------------------------------
                                  )       Name:
                                  )            ------------------------------
                                  )       Title:
                                  )             -----------------------------

                                  SCHEDULE "G"

                                 TENANT SIGNAGE

The Tenant shall be entitled to two signs on the exterior facade of the Leased Premises, each of which signs shall be not larger in area than the existing Mitel signs on what is known as Phase IV of the Complex. Such signage shall be installed on the exterior facade of the Leased Premises below the parapet and shall be illuminated. One such sign shall face March Road and the other shall face Leggett Drive. The Tenant shall have exclusive signage rights on the Leased Premises.

Additionally, the Tenant shall have curb signage rights on all monuments leading to the Leased Premises, lawn signage at each lobby entrance (quantity 2), within 20 feet of the main doors indicating the building address and Tenant's corporate name. The Tenant shall also be entitled to a directional sign over the shipping and receiving area of the Leased Premises. Finally, the Tenant shall be entitled, with the Landlord's prior written consent, to hang banners on the Leased Premises and illuminate the Leased Premises or parts thereof for promotional purposes.

                                     Form 6

                              Construction Lien Act

                     CERTIFICATE OF SUBSTANTIAL PERFORMANCE
                   OF THE CONTRACT UNDER SECTION 32 OF THE ACT

                                 City of Ottawa
--------------------------------------------------------------------------------
(County/District or Regional Municipality/City in which premises are situate)

                    400 March Road, (Kanata) Ottawa, Ontario.
--------------------------------------------------------------------------------
(Street address and city, town etc. or, if there is no street address, the location of the premises)


This is to certify that the contract for the following improvement:

          Base Building Construction of a New 5 Storey Offfice Building
--------------------------------------------------------------------------------
                     (short description of the improvement)


to the above premises was substantially
  performed on                                      October 11, 2001
                                         ---------------------------------------
                                              (date substantially performed)

Date certificate signed:   11/10/01           /s/
                                              Murray & Murray Associates Inc.
                                         ---------------------------------------
                                          (payment certifier where there is one)


                                         ---------------------------------------
                                           owner and contractor, where there
                                                is no payment certifier)


Name of owner:             Zarlink Semiconductor
                           -----------------------------------------------------
Address for service;       360 Legget Drive, (at sta.), Ottawa, Ontario. K2K 3H4
                           -----------------------------------------------------
Name of contractor:        Doran Contractors Limited
                           -----------------------------------------------------
Address for service:       3187 Albion Road, South, Ottawa, Ontario. K1V 8Y3
                           -----------------------------------------------------
Name of payment certifier: Murray & Murray Associates Inc.
                           -----------------------------------------------------
Address:                   12 York Street, 4th Floor, Ottawa, Ontario, KIN 5S6
                           -----------------------------------------------------


(Use A or B whichever is appropriate)

A.    Identification  of premises for preservation of liens:

      Concession 4, Plan M-280, Blocks 23 & 24
      --------------------------------------------------------------------------
      (where liens attach to premises, reference to lot and plan or registration number)

B. Office to which claim for lien and affidavit must be given to preserve lien:


      --------------------------------------------------------------------------
      (where liens do not attach to premises)

                                                     R.O. 1990, Reg. 175, Form 6

        ACKNOWLEDGEMENT OF RENT COMMENCEMENT DATE AND BASIC RENT PAYABLE

      The  undersigned   acknowledge  that  pursuant  to  a  lease  between  the
undersigned dated March 27, 2001 for a building municipally known as 400 March Road, Ottawa, Ontario (the "Lease"):

      (a) the Rent Commencement Date (as defined in the Lease) is October 11, 2001;

      (b)   the Rental Rate as defined by the Lease is as follows:

            (i) for the period from October 11, 2001 to and including January 13, 2002, Fifteen Dollars ($15.00) per square foot per year, and as such the monthly Basic Rent payable by Zarlink
                  Semiconductor Inc. during such period is One Hundred and Twenty-Two Thousand, Eight Hundred and Ten Dollars ($122,810) per month;

            (ii) for the period from January 14, 2002 (being the date of the Phase V Mortgage Financing as defined in the Lease) to and including February 1, 2007, Fifteen Dollars and Seventy Seven Cents ($15.77) per square foot per year, and as such the Basic Rent payable by Zarlink Semiconductor Inc. during such period is One Million, Five Hundred and Forty-Nine. Thousand, Three Hundred and Seventy Dollars and Ninety-Six Cents ($1,549,370.96) per annum; and

            (iii) for the period  commencing  February 2, 2007 to and  including
                  October 10, 2011 (being the Termination Date as defined in the Lease), Fifteen Dollars ($15.00) per square foot per year subject to adjustment in accordance with section 3.1 and Schedule "E" to the Lease.

      IN WITNESS OF WHICH Mitel Research Park Corporation has executed this Acknowledgement this 10th day of January, 2002.

SIGNED, SEALED AND DELIVERED) In     )      MITEL RESEARCH PARK CORPORATION
   the presence of                   )
                                     )      Per:/S/
                                     )          -----------------------------
                                     )
                                     )      Name: Jose Medeiros
                                     )           ----------------------------
                                     )
                                     )      Title: Treasurer
                                     )            ---------------------------

      IN  WITNESS  OF  WHICH  Zarlink   Semiconductor  Inc.  has  executed  this
Acknowledgement this 10th day of January, 2002.

SIGNED, SEALED AND DELIVERED) In
   the presence of                   )      ZARLINK SEMICONDUCTOR INC.
                                     )
                                     )      Per:/S/
                                     )          -----------------------------
                                     )
                                     )      Name: Shirley Mears
                                     )           ----------------------------
                                     )
                                     )      Title: Vice-President, Treasurer
                                     )            ---------------------------